EXHIBIT 10.35

Rev. eff. 12/01/05

TABLE OF CONTENTS

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

ARTICLE	TITLE	PAGE
I	NAME, PURPOSE AND EFFECTIVE DATE OF PLAN AND RESTATED PLAN	1

II	DEFINITIONS	1

III	ELIGIBILITY AND PARTICIPATION	18

IV	EMPLOYER CONTRIBUTIONS AND FORFEITURES	20

V	EMPLOYEE CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS	23

VI	PROVISIONS APPLICABLE TO TOP HEAVY PLANS	24

VII	LIMITATIONS ON ALLOCATIONS	27

VIII	PARTICIPANT ACCOUNTS AND VALUATION OF ASSETS	31

IX	401(k) ALLOCATION LIMITATIONS	32

X	401(m) ALLOCATION LIMITATIONS	36

XI	IN-SERVICE WITHDRAWALS	39

XII	PLAN LOANS	41

XIII	RETIREMENT, TERMINATION AND DEATH BENEFITS	43

XIV	PLAN FIDUCIARY RESPONSIBILITIES	54

XV	RETIREMENT PLAN COMMITTEE	57

XVI	INVESTMENT OF THE TRUST FUND	58

XVII	INDIVIDUAL LIFE INSURANCE AND ANNUITY POLICIES	59

XVIII	CLAIMS PROCEDURE	61

XIX	AMENDMENT AND TERMINATION	62

XX	MISCELLANEOUS	64

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

ARTICLE I

NAME, PURPOSE AND EFFECTIVE DATE OF PLAN AND RESTATED PLAN

1.01	Name of Plan. This Plan is an amendment and restatement of The Allmerica Financial Employees’ 401(k) Matched Savings Plan. Effective January 1, 2005, this Plan was known as The Allmerica Financial Retirement Savings Plan. Effective December 1, 2005, this Plan shall be known as The Hanover Insurance Group Retirement Savings Plan.

1.02	Purpose. This Plan has been established for the exclusive benefit of the Plan Participants and their Beneficiaries, and as far as possible shall be administered in a manner consistent with this intent and consistent with the requirements of Section 401 of the Code.

Subject to Section 19.05, under no circumstances shall any contributions made to the Plan be used for, or be diverted to, purposes other than for the exclusive benefit of Plan Participants or their Beneficiaries.

1.03	Plan and Plan Restatement Effective Date. The effective date of this Plan was November 22, 1961. The effective date of this amended and restated Plan is January 1, 2005 (except for these provisions of the Plan which have an alternative effective date). Except to the extent otherwise specifically provided herein, (i) the terms and conditions of this amended and restated Plan shall apply only to those employed by the Employer on or after January 1, 2005 and (ii) the rights and benefits accruing under the Plan to those who separated from service prior to January 1, 2005 shall be determined in accordance with the terms of the Plan in effect on the date of their separation from service.

ARTICLE II

DEFINITIONS

The terms defined in this Article shall have the meanings stated herein unless the context clearly indicates otherwise.

2.01	“Accrued Benefit” shall mean the sum of the balances in a Participant’s 401(k) Account, Match Contribution Account, Non-Elective Employer Contribution Account, Regular Account, Rollover Account, Tax Deductible Contribution Account and Voluntary Contribution Account.

2.02	(a) “Affiliate” shall mean any corporation affiliated with the Employer through the action of such corporation’s board of directors and the Employer’s Board of Directors.

(b)	Affiliate shall also mean:

(i)	Any corporation or corporations which together with the Employer constitute a controlled group of corporations or an “affiliated service group”, as described in Sections 414 (b) and 414 (m) of the Internal Revenue Code as now enacted or as later amended and in regulations promulgated thereunder; and

(ii)	Any partnerships or proprietorships under the common control of the Employer.

2.03	“Age” shall mean the age of a person at his or her last birthday.

2.04	“Beneficiary” shall mean the person, trust, organization or estate designated to receive Plan benefits payable on or after the death of a Participant.

2.05	“Catch-up Contributions” shall mean Salary Reduction Contributions made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are Age 50 or over by the end of their taxable years. An “otherwise applicable Plan limit” is a limit in the Plan that applies to Salary Reduction Contributions without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Salary Reduction Contributions under Code Section 402(g) (not counting Catch-up Contributions) and the limit imposed by the Actual Deferral Percentage (ADP) test under Code Section 401(k)(3). Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year. The dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 414(v)(2)(C). Any such adjustments will be in multiples of $500.

Catch-up Contributions are not subject to the limits on Annual Additions, are not counted in the ADP test and are not counted in determining the minimum top-heavy allocation under Code Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy).

2.06	“Compensation” shall mean:

(a)	For purposes of Articles IX and X, for purposes of determining a Participant’s 401(k) Salary Reduction Contributions pursuant to Section 3.01(b) and for purposes of determining an eligible Employee’s Non-Elective Employer Contribution pursuant to Section 4.03, Compensation shall mean the total wages or salary, overtime, bonuses, and any other taxable remuneration paid to an Employee by the Employer during the Plan Year, while the Employee is a Plan Participant, as reported on the Participant’s W-2 for the Plan Year. Provided, however, that Compensation for this purpose shall be determined without reduction for (i) any Code Section 401(k) Salary Reduction Contributions contributed to the Plan on the Participant’s behalf for the Plan Year and (ii) the amount of any salary reduction contributions contributed on the Participant’s behalf for the Plan Year to any Code Section 125 plan sponsored by the Employer.

Notwithstanding the above, for purposes of determining a Participant’s Salary Reduction Contributions pursuant to Section 3.01(b) and for purposes of determining an eligible Employee’s Non-Elective Employer Contribution pursuant to Section 4.03, Compensation shall not include:

(i)	incentive compensation paid to Participants pursuant to the Employer’s Executive Long Term Performance Unit Plan or pursuant to any similar or successor executive incentive compensation plan;

(ii)	Employer contributions to a deferred compensation plan or arrangement (other than Salary Reduction Contributions to a Section 401(k) or 125 plan, as described above) either for the year of deferral or for the year included in the Participant’s gross income;

(iii)	any income which is received by or on behalf of a Participant in connection with the grant, receipt, settlement, exercise, lapse of risk of forfeiture or restriction on transferability, or disposition of any stock option, stock award, stock grant, stock appreciation right or similar right or award granted under any plan, now or hereafter in effect, of the Employer or any successor to the Employer, the Employer’s parent, any such successor’s parent, any subsidiaries or affiliates of the Employer, or any stock or securities underlying any such option, award, grant or right;

(iv)	severance payments paid in a lump sum;

(v)	Code Section 79 imputed income; long term disability and workers’ compensation benefit payments;

(vi)	taxable moving expense allowances or taxable tuition or other educational reimbursements;

(vii)	for Plan Years commencing after December 31, 1998, compensation paid in the form of commissions;

(viii)	non-cash taxable benefits provided to executives, including the taxable value of Employer-paid club memberships, chauffeur services and Employer-provided automobiles; and

(ix)	other taxable amounts received other than cash compensation for services rendered, as determined by the Retirement Plan Committee.

(b)	For purposes of Section 4.04 (Minimum Employer Contributions for Top Heavy Plans) and for purposes of Article VII (Limitations on Allocations) the term “Compensation” means a Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Regulations)), and excluding the following:

(i)	Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(ii)	Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)	Amounts realized for the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)	Other amounts which received special tax benefits.

Notwithstanding the foregoing, Compensation for purposes of the Plan shall also include Employee elective deferrals under Code Section 402(g)(3), and amounts contributed or deferred by the Employer at the election of the Employee and not includible in the gross income of the Employee, by reason of Code Sections 125, 132(f)(4), 402(e)(3) and 402(h)(1)(B).

Additionally, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage (deemed Code Section 125 compensation). Such an amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

For purposes of applying the limitations of Article VII, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Year.

(c)	Notwithstanding (a) and (b) above, for any Plan Year beginning after December 31, 2001, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.

Notwithstanding (a) and (b) above, for the Plan Years beginning on or after January 1, 1994 and before January 1, 2002, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000. This limitation shall be adjusted for inflation by the Secretary under Code Section 401(a)(17)(B) in multiples of $10,000 by applying an inflation adjustment factor and rounding the result down to the next multiple of $10,000 (increases of less than $10,000 are disregarded).

The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined beginning in such calendar year.

If Compensation is being determined for a Plan Year that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

2.07	“Eligibility Computation Period” shall mean, for Plan Years commencing prior to January 1, 2005, a period of twelve consecutive months commencing on an Employee’s Employment Commencement Date or, if an Employee does not complete at least 1,000 Hours of Service during such initial period, such Employee’s Eligibility Computation Period shall mean the Plan Year commencing with the first Plan Year following the Employee’s Employment Commencement Date and, if necessary, each succeeding Plan Year.

2.08	“Employee” shall mean any employee who is employed by the Employer.

2.09	“Employer” shall mean First Allmerica Financial Life Insurance Company (herein sometimes referred to as “First Allmerica”).

2.10	“Employment Commencement Date” shall mean the date on which an Employee first performs an Hour of Service or, in the case of an Employee who has a One Year Break in Service, the date on which he or she first performs an Hour of Service after such Break.

2.11	“Fiduciary” shall mean any person who (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets; (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so; or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee and the Plan Administrator.

2.12	“Five Percent Owner” shall mean, in the case of a corporation, any person who owns (or is considered as owning within the meaning of Code Section 416(i)) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer. In the case of an Employer that is not a corporation, “Five Percent Owner” shall mean any person who owns or under applicable regulations is considered as owning more than five percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers.

2.13	“Former Participant” shall mean a person who has been an active Participant, but who has ceased to actively participate in the Plan for any reason.

2.14	“401(k) Account” shall mean the account established and maintained for each Participant who has directed the Employer to make Salary Reduction Contributions to the Trust on his or her behalf or for whom the Employer has made 401(k) Employer Contributions to the Trust on his or her behalf, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.15	“401(k) Employer Contribution” shall mean a 401(k) contribution made by the Employer to the Trust for Plan Years prior to 1995 pursuant to Section 4.01 of the Plan as in effect prior to 1995.

2.16	“Highly Compensated Employee” shall mean any Employee who:

(a)	was a Five Percent Owner at any time during the Plan Year or the preceding Plan Year; or

(b)	for the preceding Plan Year:

(i)	had Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 414(q)(1)); and

(ii)	for such preceding Year was in the top-paid group of Employees for such preceding Year.

For purposes of this Section the “top-paid group” for a Plan Year are the top 20% of Employees ranked on the basis of Compensation paid during such Year.

In addition to the foregoing, the term “Highly Compensated Employee” shall also mean any former Employee who separated from service prior to the Plan Year, performs no service for the Employer during the Plan Year, and was an actively employed Highly Compensated Employee in the separation year or any Plan Year ending on or after the date the Employee attained Age 55.

For purposes of this Section Compensation means Compensation determined for purposes of Article VII (Limitations on Allocations), but, for Plan Years beginning before January 1, 1998, without regard to Code Sections 125, 402(e)(3), and 402(h)(1)(B).

The determination of who is a Highly Compensated Employee, including the determinations of the numbers and identity of employees in the top-paid group and the Compensation that is considered will be made in accordance with Section 414(q) of the Code and regulations thereunder.

2.17	“Hour of Service” shall mean:

(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. For purposes of the Plan an Employee who is exempt from the requirements of the Fair Labor Standards Act of 1938, as amended, shall be credited with 45 Hours of Service for each complete or partial week he or she would be credited with at least one Hour of Service under this Section 2.17.

(b)	Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

(i)	No more than 1000 hours shall be credited to an Employee under this Subsection (b) on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(ii)	No hours shall be credited under this Subsection (b) for any payments made or due under a plan maintained solely for the purpose of complying with any applicable worker’s compensation, unemployment compensation or disability insurance laws; and

(iii)	No hours shall be credited under this Subsection (b) for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Subsection (b) a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly, through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums.

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be both credited under Subsections (a) or (b), as the case may be, and under this Subsection. No more than 501 Hours shall be credited under this Subsection for a period of time during which an Employee did not or would not have performed duties.

(d)	Special rules for determining Hours of Service under Subsection (b) or (c) for reasons other than the performance of duties.

In the case of a payment which is made or due which results in the crediting of Hours of Service under Subsection (b) or in the case of an award or agreement for back pay, to the extent that such an award or agreement is made with respect to a period during which an Employee performs no duties, the number of Hours of Service to be credited shall be determined as follows:

(i)	In the case of a payment made or due which is calculated on the basis of units of time (such as hours, days, weeks or months), the number of Hours of Service to be credited for “exempt” Employees described in Subsection (a) shall be determined as provided in such Subsection. For all other Employees, the Hours of Service to be credited shall be those regularly scheduled hours in such unit of time; provided, however, that when a non-exempt Employee does not have regularly scheduled hours, such Employee shall be credited with 8 Hours of Service for each workday for which he or she is entitled to be credited with Hours of Service under paragraph (b).

(ii)	Except as provided in Paragraph (d)(iii), in the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of compensation (as determined below) before the period during which no duties are performed.

A.	The hourly rate of compensation of Employees paid on an hourly basis shall be the most recent hourly rate of such Employees.

B.	In the case of Employees whose compensation is determined on the basis of a fixed rate for specified periods of time (other than hours) such as days, weeks or months, the hourly rate of compensation shall be the Employee’s most recent rate of compensation for a specified period of time (other than an hour), divided by the number of hours regularly scheduled for the performance of duties during such period of time. The rule described in Paragraph (d)(i) shall also be applied under this subparagraph to Employees without a regular work schedule.

C.	In the case of Employees whose compensation is not determined on the basis of a fixed rate for specified periods of time, the Employee’s hourly rate of compensation shall be the lowest hourly rate of compensation paid to Employees in the same job classification as that of the Employee or, if no Employees in the same job classification have an hourly rate, the minimum wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

(iii)	Rule against double credit. An Employee shall not be credited on account of a period during which no duties are performed with more hours than such Employee would have been credited but for such absence.

(e)	Crediting of Hours of Service to computation periods.

(i)	Hours of Service described in Subsection (a) shall be credited to the Employee for the computation period or periods in which the duties are performed.

(ii)	Hours of Service described in Subsection (b) shall be credited as follows:

A.	Hours of Service credited to an Employee on account of a payment which is calculated on the basis of units of time (such as hours, days, weeks or months) shall be credited to the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

B.	Hours of Service credited to an Employee by reason of a payment which is not calculated on the basis of units of time shall be credited to the computation period in which the period during which no duties are performed occurs, or if the period during which no duties are performed extends beyond one computation period, such Hours of Service shall be allocated between not more than the first two computation periods in accordance with reasonable rules established by the Employer, which rules shall be consistently applied with respect to all Employees within the same job classification, reasonably defined.

(iii)	Hours of Service described in Subsection (c) shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement or payment is made.

(f)	For purposes of the Plan, Hours of Service shall also include Hours of Service determined in accordance with the rules set forth in this Section 2.17:

(i)	with the Employer in a position in which he or she was not eligible to participate in this Plan; or

(ii)	as a Career Agent or General Agent of First Allmerica; or

(iii)	for periods prior to January 1, 1998, with Citizens, Hanover, or as an employee of a General Agent of First Allmerica; or

(iv)	with Financial Profiles, Inc., or Advantage Insurance Network, Affiliates of First Allmerica, including periods of service completed prior to the date each became an Affiliate; or

(v)	with an Affiliate.

(g)

Rules for Non-Paid Leaves of Absence. For purposes of the Plan, a Participant will also be credited with Hours of Service during any non-paid leave of absence granted by the Employer. Except as provided in Subsection (a) for exempt Employees, the number of Hours of Service to be credited under this Subsection (g) shall be the number of regularly scheduled working hours in each workday during the leave of absence; provided, however, that no more than the number of Hours in one regularly scheduled work year of the Employer will be credited for each non-paid leave of absence. In the case of a non-exempt Employee without a regular work schedule, the number of Hours to be credited shall be based on a 40 hour work week and an 8 hour workday. Hours of Service described in this Subsection (g) shall be credited to the Employee for the computation period or periods during which the leave of absence occurs.

Notwithstanding the foregoing, for Plan Years beginning after December 31, 1998, all Employees (exempt and non-exempt) shall be credited with 8 Hours of Service for each workday for which they are entitled to be credited with Hours of Service for a non-paid leave of absence pursuant to this Subsection (g).

(h)	Rules for Maternity or Paternity Leaves of Absence. In addition to the foregoing rules, solely for purposes of determining whether a One Year Break in Service has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours cannot be determined, 8 Hours of Service per day of such absence. Provided, however, that:

(i)	Hours shall not be credited under both this Paragraph (h) and one of the other Paragraphs of this Section 2.17;

(ii)	no more than 501 Hours shall be credited for each maternity or paternity absence; and

(iii)	if a maternity or paternity leave extends beyond one Plan Year, the Hours shall be credited to the Plan Year in which the absence begins to the extent necessary to prevent a One Year Break in service, otherwise such Hours shall be credited to the following Plan Year.

For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(i)	Other Federal Law. Nothing in this Section 2.17 shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law.

2.18	“Insurer” shall mean First Allmerica or any of its life insurance company affiliates.

2.19	“Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended and any future Internal Revenue Code or similar Internal Revenue laws.

2.20	“Key Employee”. In determining whether the Plan is top-heavy for Plans Years beginning after December 31, 2001, “Key Employee” shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date is an officer of the Employer having an annual Compensation greater than $130,000 (as adjusted under Section 416(i)(l) of the Code for Plan Years beginning after December 31, 2002), a Five Percent Owner, or a 1-percent owner of the Employer having an annual Compensation of more than $150,000. In determining whether a Plan is top heavy for Plan Years beginning before January 1, 2002, “Key Employee” shall mean any Employee or former Employee (including any deceased Employee) who at any time during the 5-year period ending on the determination date, is an officer of the employer having an annual Compensation that exceeds 50 percent of the dollar limitation under Code Section 415(b)(l)(A), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual’s Compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(l)(A), a Five Percent Owner or a 1-percent owner of the Employer who has an annual Compensation of more than $150,000.

The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Internal Revenue Code and the regulations thereunder. For purposes of determining whether a Participant is a Key Employee, the Participant’s Compensation means Compensation as defined for purposes of Article VII, but for Plan Years beginning before January 1, 1998, without regard to Code Sections 125, 402(e)(3), and 402(h)(1)(B).

2.21	“Limitation Year” shall mean a calendar year.

2.22	“Match Contribution” shall mean a Salary Reduction Match Contribution made by the Employer to the Trust pursuant to Section 4.02 of the Plan. Match Contributions and earnings thereon shall be 50% vested and nonforfeitable after one Year of Service and 100% vested and nonforfeitable after two Years of Service. Notwithstanding the foregoing, Match Contributions and earnings thereon shall be 100% vested and nonforfeitable at all times for those Participants who have completed at least one Hour of Service on or before December 31, 2004.

2.23	“Match Contribution Account” shall mean the account established for each Participant for whom the Employer has allocated Match Contributions to the Trust and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.24	“Non-Elective Employer Contributions” shall mean Employer contributions that are made by the Employer pursuant to Section 4.03 of the Plan, whether or not the

Employee has directed the Employer to make Salary Reduction Contributions to the Trust on his or her behalf. Eligibility to receive a Non-Elective Employer Contribution for a Plan Year is dependent upon the Employee remaining employed by First Allmerica on the last day of the Plan Year except where the Employee has terminated employment on account of death or retirement. Non-Elective Employer Contributions and earnings thereon shall be 50% vested and nonforfeitable after one Year of Service and 100% vested after two Years of Service. Notwithstanding the foregoing, Non-Elective Employer Contributions and earnings thereon shall be 100% vested and nonforfeitable at all times for those Employees who have completed at least one Hour of Service on or before December 31, 2004.

2.25	“Non-Elective Employer Contribution Account” shall mean the account established for each Employee for whom the Employer has made a Non-Elective Employer Contribution to the Trust and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.26	“Non-Highly Compensated Employee” shall mean any Employee who is not a Highly Compensated Employee.

2.27	“Non-Key Employee” shall mean any Employee who is not a Key Employee.

2.28	“Normal Retirement Age” shall mean the date on which the Participant attains Age 65. An actively employed Participant shall become fully vested in his or her Accrued Benefit upon attaining Normal Retirement Age.

2.29	“One Year Break in Service” shall mean any vesting computation period during which an Employee does not complete more than 500 Hours of Service.

Provided, however, for Plan Years commencing prior to January 1, 2005, for purposes of Article III, “One Year Break in Service” shall mean an Eligibility Computation Period during which an Employee does not complete more than 500 Hours of Service.

2.30	“Participant” shall mean any Employee who has met all of the requirements for participation under this Plan and has not for any reason become ineligible to participate further in the Plan.

2.31	“Plan Year” shall mean a calendar year.

2.32	“Profits” shall mean the net income or profits of the Employer for each calendar year before dividends to policyholders and federal income taxes and excluding capital gains and losses, as determined by the Employer in accordance with the accounting method used in computing the same or similar item for Annual Statement purposes, except that, in determining such figure, contributions under this Plan and Trust for the Plan Year shall not be taken into account.

“Accumulated Profits” shall mean the accumulated net earnings or profits of the Employer.

The determination by First Allmerica of Profits and Accumulated Profits shall be final and conclusively binding on all parties.

2.33	“Policy” shall mean any form of individual life insurance or annuity contract, including any supplementary agreements or riders issued in connection therewith, issued by the Insurer on the life of a Participant. Any life insurance death benefits referred to in the following paragraphs of this Section 2.33 pertain to amounts purchased with other than Voluntary After-Tax Contributions.

(a)	If ordinary life insurance contracts are purchased for a Participant, the aggregate life insurance premium for a Participant shall be less than 50% of the aggregate Employer contributions made on behalf of such Participant plus allocations of any forfeitures credited to the Accounts of such Participant. For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both non-decreasing death benefits and non-increasing premiums.

(b)	If term insurance and universal life policies are used, the aggregate life insurance premium for a Participant shall not exceed 25% of the aggregate Employer contributions made on behalf of such Participant plus allocation of any forfeitures credited to the Accounts of such Participant.

(c)	If a combination of ordinary life insurance and other life insurance policies is used, the aggregate premium for the ordinary life insurance plus twice the aggregate premium for the other life insurance shall be less than 50% of the aggregate Employer contributions made by the Employer on behalf of the Participant plus allocations of any forfeitures credited to the Accounts of such Participant.

The limitation on aggregate life insurance premium payments stated in this Section 2.33 shall not apply to any funds, from whatever source, which have accumulated in the Participant’s Account for a period of two (2) or more years, and are applied toward the purchase of such life insurance. Provided, however, that in no event may Tax Deductible Voluntary Contributions be invested in Policies of life insurance.

2.34	“Qualified Domestic Relations Order” shall mean any judgment, decree or order (including approval of a property settlement agreement) which:

(i)	relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

(ii)	is made pursuant to a state domestic relations law (including a community property law);

(iii)	constitutes a “qualified domestic relations order” within the meaning of Section 414(p) of the Code; and

(iv)	is entered on or after January 1, 1985.

2.35	“Qualified Early Retirement Age” shall mean the later of:

(i)	Age 55; or

(ii)	the date on which the Participant begins participation.

2.36	“Qualified Joint and Survivor Annuity” shall mean an annuity for the life of the Participant, with a survivor annuity for the life of his or her spouse in an amount equal to 50% of the amount of the annuity payable during the joint lives of the Participant and his or her spouse, and which is the amount of benefit which can be purchased by the Participant’s Accrued Benefit.

2.37	“Regular Account” shall mean the account established and maintained for each Participant for whom the Employer has allocated Regular Employer Contributions to the Trust, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.38	“Regular Employer Contribution” shall mean a Regular Contribution made by the Employer to the Trust for years prior to 1995 pursuant to Section 4.01 of the Plan as in effect prior to 1995.

2.39	“Retirement Plan Committee” shall mean the persons charged by the Employer with the interpretation and administration of the Plan, as provided in Section 14.06 hereof.

2.40	“Rollover Account” shall mean the account established and maintained for each Participant who has made a Rollover Contribution to the Trust or whose accrued benefit from another qualified plan has been transferred to this Trust in accordance with Section 5.03 of the Plan, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.41	“Rollover Contribution” shall mean a contribution made to the Trust pursuant to Section 5.03 of the Plan.

2.42	“Suspense Account” shall mean the account established by the Trustee for maintaining contributions and forfeitures which have not yet been allocated to Participants.

2.43	“Tax Deductible Contribution Account” shall mean the account established and maintained for each Participant who has made a Tax Deductible Voluntary Contribution to the Trust, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.44	“Tax Deductible Voluntary Contribution” shall mean a contribution made to the Trust for years before 1987 and pursuant to Section 5.02 of the Plan as in effect prior to 1995.

2.45	“Top Heavy Plan” shall mean for any Plan Year beginning after December 31, 1983 that any of the following conditions exists:

(i)	If the top heavy ratio (as defined in Article VI) for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

(ii)	If this Plan is a part of a required aggregation group of plans (but not part of a permissive aggregation group) and the top heavy ratio for the group of plans exceeds 60 percent.

(iii)	If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 60 percent.

See Article VI for requirements and additional definitions applicable to Top Heavy Plans.

2.46	“Top Heavy Plan Year” shall mean that, for a particular Plan Year, the Plan is a Top Heavy Plan.

2.47	“Totally and Permanently Disabled” shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

In determining the nature, extent and duration of any Participant’s disability, the Plan Administrator may select a physician to examine the Participant. The final determination of the nature, extent and duration of such disability shall be made solely by the Plan Administrator upon the basis of such evidence as he or she deems necessary and acting in accordance with uniform principles consistently applied.

2.48	“Trustee” shall mean the bank or trust company or person or persons who shall be constituted the original trustee or trustees for the Plan and Trust created therefor, and also any and each successor trustee or trustees.

2.49	“Trust Fund” shall mean, include and consist of any payments made to the Trustee by the Employer under the Plan and Trust Indenture, or the investments thereof, together with all income and gains of every nature thereon which shall be added to the principal thereof by the Trustee, less all losses thereon and all payments therefrom. The Trust Fund assets shall include any Policy issued to the Plan Trustee to fund benefits of the Plan.

2.50	“Trust Indenture” or “Trust” shall mean the Trust Indenture between the Employer and the Trustee in the form annexed hereto, and any and all amendments thereof or thereto.

2.51	“Valuation Date” shall mean each day as of which the value of the Trust Fund shall be calculated. The Plan Administrator reserves the right to change the frequency of Valuation Dates; provided, however, that in no event shall Valuation Dates occur less frequently than once each calendar quarter.

2.52	“Voluntary After-Tax Contributions” shall mean a contribution made to the Trust for years prior to 1995 pursuant to Section 5.01 of the Plan as in effect prior to 1995.

2.53	“Voluntary Contribution Account” shall mean the account established and maintained for each Participant who has made a Voluntary After-Tax Contribution to the Trust, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.54	“Year of Service” shall mean, for purposes of determining vesting under Article XIII, the twelve consecutive month period, commencing on the first day an Employee completes an Hour of Service and in which the Employee completes at least 1,000 Hours of Service. Thereafter, for purposes of determining vesting under Article XIII, the determination of a Year of Service will commence on the anniversary of the first day the Employee completed an Hour of Service and the twelve consecutive month period that follows, provided the Employee completes at least 1,000 Hours of Service during such period.

Provided, however, for purposes of determining Plan entry under Article III for Plan Years commencing prior to January 1, 2005, “Year of Service” means an Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service.

In computing a “Year of Service” for purposes of the Plan, each twelve month period shall be considered as completed as of the close of business on the last working day which occurs within such period, provided that the Employee had completed at least 1,000 Hours of Service during the period ending on such date.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Internal Revenue Code.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.01 (a)	In General. Eligible Employees who were actively employed by the Employer, and who were Participants in the prior version of the Plan became Participants in this Plan on January 1, 2005.

For Plan Years beginning prior to January 1, 2005, every Employee shall be eligible to become a Plan Participant on the first day of the calendar month coincident with or following completion of one Year of Service, provided he or she is then employed in an eligible class of Employees.

Notwithstanding the foregoing, an Employee shall be eligible to become a Plan Participant upon completion of one Hour of Service by entering into a salary reduction agreement with the Employer in accordance with section 3.01(b). For Plan Years beginning prior to January 1, 2005, Employees shall be eligible to receive Match Contributions effective on the first day of the calendar month coincident with or following completion of one Year of Service, provided they are then employed in an eligible class of Employees. For Plan Years beginning on or after January 1, 2005, Employees shall be eligible to receive Match Contributions upon completion of one Hour of Service, provided they are then employed in an eligible class of Employees.

Notwithstanding the foregoing, the following Employees shall not be eligible to become or remain active Participants hereunder:

(i)	All Employees holding a General Agent’s Contract with the Employer or with an Affiliate;

(ii)	All Employees holding a Career Agent’s or Annuity Specialist’s Contract with the Employer or with an Affiliate;

(iii)	Leased Employees within the meaning of Code Sections 414(n) and (o);

(iv)	A contractor’s employee, i.e., a person working for a company providing goods or services (including temporary employee services) to the Employer or to an Affiliate whom the Employer does not regard to be its common law employee, as evidenced by its failure to withhold taxes from his or her compensation, even if the individual is actually the Employer’s common law Employee; or

(v)	An independent contractor, i.e., a person who is classified by the Employer as an independent contractor, as evidenced by its failure to withhold taxes from his or her compensation, even if the individual is actually the Employer’s common law Employee.

(b)	Employee Participation. Effective on or after the date an Employee first becomes eligible to participate in the Plan, the Employee may direct the Employer to reduce his or her Compensation in order that the Employer may make Salary Reduction Contributions to the Plan, including Catch-up Contributions, on the Employee’s behalf. Any such Employee shall become a Participant on the date his or her salary reduction agreement becomes effective. Such direction shall be made in a form approved by the Plan Administrator (including, if applicable, by means of telephone, computer, or other paperless media). The Compensation of any eligible Employee electing salary reduction shall be reduced by the whole percentage requested by the Employee; provided, however, that the Plan Administrator will identify a maximum whole percentage on an annual basis and the Plan Administrator may reduce the Employee’s Compensation by a smaller percentage or refuse to enter into a salary reduction agreement with the Employee if the requirements of the Internal Revenue Code for salary reduction plans qualified under Section 401(k) and 414(v) of the Internal Revenue Code would otherwise be violated. Any salary reduction agreement shall become effective as soon as administratively feasible after the Employee elects to have his or her salary reduced.

A Participant may elect at any time to change or discontinue his or her salary reduction agreement with the Employer. Unless otherwise agreed to by the Plan Administrator, the election shall become effective as soon as administratively feasible after the Employee elects such change or discontinuance.

3.02	Classification Changes. In the event of a change in job classification, such that an Employee, although still in the employment of the Employer, no longer is an eligible Employee, all contributions to be allocated on his or her behalf shall cease and any amount credited to the Employee’s Accounts on the date the Employee shall become ineligible shall continue to vest, become payable or be forfeited, as the case may be, in the same manner and to the same extent as if the Employee had remained a Participant.

If a Participant’s salary reduction agreement is terminated because he or she is no longer a member of an eligible class of Employees, but the Participant has not terminated his or her employment, such Employee shall again be eligible to enter into a new salary reduction agreement immediately upon his or her return to an eligible class of Employees. If such Participant terminates his or her employment with the Employer, he or she shall again be eligible to enter into a salary reduction agreement immediately upon his or her recommencement of service as an eligible Employee.

In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall be eligible to participate immediately.

3.03	Participant Cooperation. Each eligible Employee who becomes a Participant hereunder thereby agrees to be bound by all of the terms and conditions of this Plan and Trust. Each eligible Employee, by becoming a Participant hereunder, agrees to cooperate fully with the Insurer to which application may be made for a Policy or Policies providing benefits under the terms of this Plan, including completion and signing of such forms as are required by the Insurer.

ARTICLE IV

EMPLOYER CONTRIBUTIONS AND FORFEITURES

4.01	Salary Reduction Contributions. The Employer shall make Salary Reduction Contributions to the Plan and Trust, including Catch-up Contributions described in Code Section 414(v), out of current or Accumulated Profits for each Plan Year to the extent and in the manner specified in Subsection 3.01(b).

Salary Reduction Contributions, including Catch-up Contributions described in Code Section 414(v), shall be allocated to a Participant’s 401(k) Account as soon as administratively feasible after the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets but in no event later than the 15th business day of the month following the month in which the Salary Reduction Contributions would have otherwise been payable to the Participant.

4.02	Employer Matching Contributions. For Plan Years beginning on or after January 1, 2005, unless otherwise voted by the Board of Directors of the Employer, for each pay period that an eligible Salary Reduction Contribution is made by a Participant to the Trust, not to exceed the Code Section 402(g) limitation and not including Catch-up Contributions, the Employer shall make a Match Contribution to the Trust on the Participant’s behalf equal to 100% of the first 5% of the Participant’s Salary Reduction Contributions, not including Catch-up Contributions, made during the pay period. Such Match Contribution shall be made to the Match Contribution Account established for the Participant.

Note that Catch-up Contributions made by an eligible Participant shall not be matched in any event.

The Employer shall contribute Employer Matching Contributions to the Trust Fund as soon as practicable following the end of each pay period. Such contributions shall be made in cash (or in Employer Stock if so directed by the Board) and shall be allocated in accordance with the Plan current match formula to the Match Contribution Account of each eligible Participant. Such Match Contributions shall be invested per the directions of Participants in accordance with Section 16.02.

For Plan Years beginning on or after January 1, 2005, within 30 days following the end of each Plan Year, if required, the Employer shall make a “true-up” Match Contribution to the Match Contribution Account of each Participant employed by the Employer on the last day of the Plan Year, such that the Employer match for such eligible Participants for the Plan Year shall be 100% of the eligible Employer Matching Contribution percentage of each such Participant’s Salary Reduction Contributions made during the entire Plan Year, not including Catch-up Contributions, not merely 100% of the eligible Employer Matching Contribution percentage of the Participant’s Salary Reduction Contributions, not including Catch-up Contributions, made each pay period.

4.03	Non-Elective Employer Contributions. For Plan Years beginning on or after January 1, 2005, unless otherwise voted by the Board of Directors of the Employer, eligible Employees who are employed by the Employer on the last day of the Plan Year will receive an Employer paid contribution, whether or not the Employee has elected to participate in the Plan, equal to 3% of eligible Plan Compensation. The contribution shall be made in cash or Employer Stock (if Employer Stock is so directed by the Board to be contributed). Such contribution shall be made to the Non-Elective Employer Contribution Account to be established for each such Employee and shall be invested per the direction of the Participant in accordance with Section 16.02 of the Plan.

4.04	Minimum Employer Contribution for Top Heavy Plan Years.

(a)

Minimum Allocation for Non-Key Employees. Notwithstanding anything in the Plan to the contrary except (b) through (e) below, for any Top Heavy Plan Year Employer Contributions allocated to the Accounts of each Non-Key Employee Participant shall be equal to at least three percent of such Non-Key Employee’s Compensation (as defined for purposes of Article VII as limited by Section 401(a)(17) of the Code) for the Plan Year. However, should the Employer Contributions allocated to the Accounts of each Key Employee for such Top Heavy Plan Year be less than three percent of each Key Employee’s Compensation, the Employer Contribution allocated to the Accounts of each Non-Key Employee shall be equal to the largest percentage allocated to Accounts of a Key Employee. The preceding sentence shall not apply if this Plan is required to be included in an aggregation group (as described in Section 416 of the Internal Revenue Code) if such plan enables a defined benefit plan required to be included in such group to meet the requirements of Code Section 401(a)(4) or 410. For purposes of determining the percentage of Employer Contributions allocated to the Accounts of Key Employees, Salary Reduction Contributions made on their behalf shall be counted and be considered to be Employer Contributions. However, in determining whether a minimum Employer Contribution has been made to a Non-Key Employee’s Accounts, Salary Reduction Contributions made on his or her behalf shall be excluded and not considered.

(b)	For purposes of the minimum allocations set forth above, the percentage allocated to the Accounts of any Key Employee shall be equal to the ratio of the sum of the Employer Contributions allocated on behalf of such Key Employee divided by the Employee’s Compensation for the Plan Year (as defined for purposes of Article VII), not in excess of the applicable Compensation dollar limitation imposed by Code Section 401(a)(17).

(c)	For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Accounts of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employee Participants who have failed to complete a Year of Service.

(d)	Notwithstanding anything herein to the contrary, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required or Permissive Group of Top Heavy Plans, the Employer shall not be required to provide a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate minimum defined Contribution plan allocation described in this Section. Therefore, if the Employer maintains such a defined benefit and defined contribution plan, the top-heavy minimum benefits shall be provided as follows:

(i)	If a Non-Key Employee is a participant in such defined benefit plan but is not a Participant in this defined contribution plan, the minimum benefits provided for Non-Key Employees in the defined benefit plan shall be provided to the employee if the defined benefit plan is a Top Heavy Plan and the minimum contributions described in this Section 4.04 shall not be provided.

(ii)	If a Non-Key Employee is a participant in such defined benefit plan and is also a Participant in this defined contribution plan, the minimum benefits for Non-Key Employee participants in Top Heavy Plans provided in the defined benefit plan shall not be applicable to any such Non-Key Employee who receives the full maximum contribution described in the preceding sentence.

Notwithstanding anything herein to the contrary, no minimum contribution will be required under this Plan (or the minimum contribution under this Plan will be reduced, as the case may be) for any Plan Year if the Employer maintains another qualified defined contribution plan under which a minimum contribution is being made for such year for the Participant in accordance with Section 416 of the Internal Revenue Code.

(e)	The minimum allocation required under this Section 4.04 (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

4.05	Application of Forfeitures. Amounts forfeited during a Plan Year shall be used to reduce Match Contributions for that Plan Year and each succeeding Plan Year, if necessary.

4.06	Limitations upon Employer Contributions. In no event shall the Employer contribution for any Plan Year exceed the maximum allowable under Sections 404 and 415 of the Internal Revenue Code or any similar or subsequent provision.

4.07	Payment of Contributions to Trustee. The Employer shall make payment of all contributions, including Participant contributions which shall be remitted to the Employer by payroll deduction or otherwise, directly to the Trustee in accordance with this Article IV but subject to Section 4.08.

4.08	Receipt of Contributions by Trustee. The Trustee shall accept and hold under the Trust such contributions of money, or other property approved by the Employer for acceptance by the Trustee, on behalf of the Employer and Participants as it may receive from time to time from the Employer, other than cash it is instructed to remit to the Insurer for deposit with the Insurer. However, the Employer may pay contributions directly to the Insurer and such payment shall be deemed a contribution to the Trust to the same extent as if payment had been made to the Trustee. All such contributions shall be accompanied by written instructions from the Employer accounting for the manner in which they are to be credited and specifying the appropriate Participant Account to which they are to be allocated.

ARTICLE V

EMPLOYEE CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS

5.01	Voluntary After-Tax Contributions. For Plan Years beginning prior to January 1, 1995, a Participant could contribute Voluntary After-Tax Contributions to the Plan and Trust in each Plan Year during which he or she was a Plan Participant in amounts as determined under the Plan in effect prior to 1995.

The Plan shall separately account for: (i) pre-1987 Voluntary After-Tax Contributions; (ii) investment income attributable to pre-1987 Voluntary After-Tax Contributions; and (iii) post-1986 Voluntary After-Tax Contributions and income attributable to such contributions.

5.02	Tax Deductible Voluntary Contributions. The Plan Administrator will not accept Tax Deductible Voluntary Contributions made for years after 1986. Such contributions made for years prior to that date will be maintained in a separate account which will be nonforfeitable at all times, and which shall include gains and losses in accordance with Section 8.02. No part of the Tax Deductible Voluntary Contributions Account shall be used to purchase life insurance.

5.03	Rollover Contributions. With the consent of the Plan Administrator, the Trustee may accept funds transferred from other pension, profit sharing or stock bonus plans qualified under Section 401(a) of the Internal Revenue Code or Rollover Contributions, provided that the plan from which such funds are transferred permits the transfer to be made.

In the event of a transfer or Rollover Contribution to this Plan, the Plan Administrator shall maintain a 100% vested and nonforfeitable account for the amount transferred and its share of the Trust Fund’s accretions or losses, to be known as the Participant’s Rollover Account. Transferred and Rollover Contributions shall be separately accounted for.

“Rollover Contribution” means any rollover contribution described in Code Sections 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3) or 457(e)(16).

An Employee who makes a contribution to the Plan described in this Section shall become a Plan Participant on the date the Trustee accepts the contribution. However, no Employer Contributions will be made on behalf of such Employee, nor will the Employee be eligible to direct the Employer to make Salary Reduction Contributions on his or her behalf, until the Employee satisfies the Plan eligibility requirements for such contributions set forth in Article III.

Notwithstanding the above, for Plan Years beginning January 1, 1999 and thereafter, the Trustee shall no longer accept funds transferred from plans qualified under 401(a) of the Internal Revenue Code unless the transferor plan is maintained by the Employer or by an Affiliate. Rollover Contributions to the Plan shall continue to be allowed in accordance with this Section 5.03.

ARTICLE VI

PROVISIONS APPLICABLE TO TOP HEAVY PLANS

6.01	In general. For any Top Heavy Plan Year, the Plan shall provide the minimum contribution for Non-Key Employees described in Section 4.04.

If the Plan is or becomes a Top Heavy Plan, the provisions of this Article will supersede any conflicting provisions in the Plan.

6.02	Determination of Top Heavy Status.

(a)	This Plan shall be a Top Heavy Plan for any Plan Year commencing after December 31, 1983 if any of the following conditions exists:

(i)	If the top heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

(ii)	If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top heavy ratio for the group of plans exceeds 60 percent.

(iii)	If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 60 percent.

(b)	The Plan top heavy ratio shall be determined as follows:

(i)

Defined Contribution Plans Only: If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan, as defined in Section 408(k) of the Code) and the Employer has not maintained any defined benefit plan which during the 1-year period (5-year period in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002) ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 1-year period ending on the determination date(s) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the determination date(s)) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Section 416 of the Code and the Regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the Regulations thereunder.

(ii)	Defined Contribution and Defined Benefit Plans: If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 1-year period (5-year period in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002) ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the determination date (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002).

(iii)

Determination of Values of Account Balances and Accrued Benefits: For purposes of (i) and (ii) above the value of Account balances and the present value of Accrued Benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was Key Employee in a prior year, or (2) who has not had at least one Hour of Service with the Employer at any time during the 1-year period (five-year period in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002) ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the Regulations thereunder. Tax Deductible Voluntary Employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The Accrued Benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(l)(C) of the Code.

(c)	Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Internal Revenue Code.

(d)	Required aggregation group: (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Internal Revenue Code.

(e)	Determination date: The last day of the preceding Plan Year.

(f)	Present Value: Present value shall be based on the 1971 Group Annuity Table, unprojected for post-retirement mortality, with no assumption for pre-retirement withdrawal and interest at the rate of 5% per annum.

ARTICLE VII

LIMITATIONS ON ALLOCATIONS

(See Sections 7.11-7.15 for definitions applicable to this Article VII).

7.01	If the Participant does not participate in, and has never participated in another qualified plan, a welfare benefit fund (as defined in Section 419(e) of the Code), an individual medical account (as defined in Section 415(l)(2) of the Code) or a simplified employee pension (as defined in Section 408(k) of the Code), maintained by the Employer, the amount of Annual Additions which may be credited to the Participant’s Accounts for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

7.02	Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s annual Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

7.03	As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

7.04	If, pursuant to Section 7.03, or as a result of the allocation of forfeitures, any Excess Amount and earnings attributable thereto will be disposed of as follows:

(i)	Any Voluntary After-Tax Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed to the Participant;

(ii)	Any Salary Reduction Contributions to the extent they would reduce the Excess Amount, will be distributed to the Participant; and

(iii)	If after the application of paragraphs (i) and (ii) an Excess Amount still exists, the Excess Amount will be held unallocated in a Suspense Account. The Suspense Account will be applied to reduce future Employer Match Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

For Plan Years beginning January 1, 1998 and thereafter, if any Match Contributions are attributable to returned Salary Reduction Contributions in (ii) above, such Match Contributions shall be forfeited and applied in accordance with Section 4.05.

If a Suspense Account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust’s investment gains and losses.

If a Suspense Account is in existence at any time during a particular Limitation Year, all amounts in the Suspense Account must be allocated and reallocated to Participants’

Accounts before any Employer contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or Former Participants.

Sections 7.05 through 7.10 (These Sections apply if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan, a welfare benefit fund, an individual medical account or a simplified employee pension maintained by the Employer during any Limitation Year.)

7.05	The Annual Additions which may be credited to a Participant’s Accounts under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s account under the other plans, welfare benefit funds, individual medical accounts and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Accounts under this Plan for the Limitation Year.

7.06	Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount in the manner described in Section 7.02.

7.07	As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

7.08	If, pursuant to Section 7.07, or as a result of the allocation of forfeitures, a Participant’s Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

7.09	If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

(i)	the total Excess Amount allocated as of such date, times

(ii)	the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.

7.10	Any Excess Amount attributed to this Plan will be disposed of in the manner described in Section 7.04.

(Sections 7.11—7.15 are definitions used in this Article VII).

7.11	Annual Additions—The sum of the following amounts credited to a Participant’s Accounts for the Limitation Year:

(i)	Employer contributions (including Salary Reduction Contributions);

(ii)	Employee contributions;

(iii)	forfeitures; and

(iv)	allocations under a simplified employee pension.

For this purpose, any Excess Amount applied under Sections 7.04 or 7.10 in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

Amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(l)(1) of the Internal Revenue Code, which is part of a defined benefit plan maintained by the Employer, are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419(A)(d)(3) of the Code, under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, are treated as annual additions to a defined contribution plan.

7.12	Defined Contribution Dollar Limitation—$40,000 as adjusted under Code Section 415(d).

7.13	Employer—For purposes of this Article, Employer shall mean the Employer that adopts this plan and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all trades or business under common control (as defined in Code Section 414(c) as modified by Section 415(h) of the Code), or all members of an affiliated service group (as defined in Code Section 414(m) of the Code) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations promulgated under Code Section 414(o).

7.14	Excess Amount—The excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

7.15	Maximum Permissible Amount—The maximum Annual Addition that may be contributed or allocated to a Participant’s Accounts under the Plan for any Limitation Year shall not exceed the lesser of:

(i)	the Defined Contribution Dollar Limitation; or

(ii)	25 percent of the Participant’s Compensation for the Limitation Year.

The Compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(c)(1) or 419A(d)(2) of the Code.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum permissible amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year

12

ARTICLE VIII

PARTICIPANT ACCOUNTS AND VALUATION OF ASSETS

8.01	Participant Accounts. The Trustee shall establish and maintain a 401(k) Account, Match Contribution Account, Non-Elective Employer Contribution Account, Regular Account, Rollover Account, Tax Deductible Contribution Account and Voluntary Contribution Account for each Participant, when appropriate, to account for the Participant’s Accrued Benefit. All contributions by or on behalf of a Participant shall be deposited to the appropriate Account.

The Plan Administrator shall instruct the Trustee to credit all appropriate amounts to each Participant’s Accounts, including contributions made by or on behalf of the Participant and any Policies issued on the life of the Participant. The Plan Administrator shall keep records which shall include the Account balances of each Participant.

8.02	Valuation of Trust Fund. As of each Valuation Date the Trustee shall determine (or cause to be determined) the net worth of the assets of the Trust Fund and report such value to the Plan Administrator in writing. In determining such net worth, the Trustee shall evaluate the assets of the Trust Fund at their fair market value as of such Valuation Date. In making any such valuation of the Trust Fund, the Trustee shall not include any contributions made by the Employer which have not been allocated to Participant Accounts prior to such Valuation Date or any Policies purchased as investments for Participant Accounts.

ARTICLE IX

401(k) ALLOCATION LIMITATIONS

9.01	Definitions. For purposes of this Article, the following definitions shall be used:

(a)	“Actual Deferral Percentage” or “ADP” means the ratio (expressed as a percentage) of Salary Reduction Contributions, other than Catch-up Contributions, made on behalf of an Eligible Participant to that Participant’s Compensation for the Plan Year. Two Actual Deferral Percentages shall be calculated and used, one including and the second excluding any Salary Reduction Contributions that are included in the Contribution Percentage of the Participant as defined in Plan Section 10.01(b). The Plan Administrator may include 100% vested and non-forfeitable Match Contributions made for the Participant for the Plan Year in the above described numerator, if such inclusion is made on a uniform nondiscriminatory basis for all Participants; however, Match Contributions that are included in the Actual Deferral Percentage of the Participant may not be included in the numerator of the Contribution Percentage of the Participant as defined in Section 10.01(b). To be considered as contributed for a given Plan Year for purposes of inclusion in a given Actual Deferral Percentage, Contributions must be made by the end of the 12 month period immediately following the Plan Year to which the contribution relates.

Additionally, if one or more other plans allowing contributions under Code Section 401(k) are considered with this Plan as one for purposes of Code Section 401(a)(4) or 410(b), the Actual Deferral Percentages for all Eligible Participants under all such plans shall be determined as if this Plan and all such other plans were one; for Plan Years beginning after 1989, such Plans must have the same Plan Year. If any Highly Compensated Employee is also an Eligible Participant in one or more other plans allowing contributions under Code Section 401(k), the Actual Deferral Percentage for that Employee shall be determined as if this Plan and all such other plans were one; if such plans have different Plan Years, the Plan Years ending with or within the same calendar year shall be used.

(b)	“Average Actual Deferral Percentage” means the average (expressed as a percentage) of the Actual Deferral Percentages of a group.

(c)	“Eligible Participant” means a Participant eligible to have Salary Reduction Contributions made on his or her behalf.

(d)	“Excess 401(k) Contributions” means with respect to any Plan Year, the excess of: (i) the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentages of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the Actual Deferral Percentage Test (determined by hypothetically reducing the numerators of Highly Compensated Employees in order of their Actual Deferral Percentages beginning with the highest of such percentages).

(e)	“Excess Elective Deferrals” means those Salary Reduction Contributions of a Participant that either (1) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for the Participant’s taxable year beginning in such calendar year, counting only Salary Reduction Contributions made under this Plan and any other 401(k) qualified retirement plan, contract or arrangement maintained by the Employer.

9.02	Average Actual Deferral Percentage Tests. The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year compared to the Average Actual Deferral Percentage for Non-Highly Compensated Employees for the Plan Year must satisfy one of the following tests:

(i)	The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)

The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Non-Highly

Compensated Employees for the Plan Year by more than two (2) percentage points.

A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

For Plan Years beginning on or after January 1, 1999, all eligible Non-Highly Compensated Employees who have not met the age and service requirements of Code Section 410(a)(1)(A), may be disregarded in performing the Average Actual Deferral Percentage Tests as provided in Code Section 401(k)(3)(F) and the Regulations thereunder.

9.03

Refund of Excess 401(k) Contributions. Notwithstanding any other provision of this Plan except Section 9.05, Excess 401(k) Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess 401(k) Contributions were allocated for the preceding Plan Year. Excess 401(k) Contributions are allocated to the Highly Compensated Employees with the largest dollar amounts of Employer contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess 401(k) Contributions. The income or loss allocable to Excess 401(k) Contributions allocated to each Participant shall be the income or loss allocable to the 401(k) Contributions for the Plan Year multiplied by a fraction, the numerator of which is the Participant’s Excess 401(k) Contributions for the Plan Year and the denominator of which is the sum of all Accounts of the contribution types to which Excess 401(k) Contributions have been attributed as of the Plan Year and the sum of such contribution types made during the Plan Year, determined without regard to any income or loss occurring during such Plan Year. The Plan Administrator shall make every effort to make all required distributions and forfeitures within 2 1/2 months of the end of the affected Plan Year; however, in no event shall such distributions be made later than the end of the following Plan Year. Distributions and forfeitures made later than 2 1/2 months after the end of the affected Plan Year will be subject to tax under Code Section 4979.

All forfeitures arising under this Section shall be applied as specified in Section 4.05 of the Plan and treated as arising in the Plan Year after that in which the Excess 401(k) Contributions were made; however, no forfeitures arising under this Section shall be allocated to the Account of any affected Highly Compensated Employee.

Excess 401(k) Contributions shall be treated as Annual Additions under the Plan.

For a period of four 12 month periods beginning from the given Plan Year, or such other period as the Secretary of the Treasury may designate, the Employer shall maintain records showing what contributions and Compensation were used to satisfy this Section and Section 9.02.

9.04	Accounting for Excess 401(k) Contributions. Excess 401(k) Contributions allocated to a Participant shall be distributed from the Participant’s 401(k) Account and Match Contribution Account (if applicable) in proportion to the Participant’s Salary Reduction Contributions and Employer Match Contributions (to the extent used in the Actual Deferral Percentage Test) for the Plan Year.

9.05	Special Contributions. Notwithstanding any other provisions of this Plan except Section 9.09, in lieu of distributing Excess 401(k) Contributions as provided in Section 9.03, the Employer may make 401(k) Employer Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either of the actual deferral percentage tests.

9.06	Maximum Salary Reduction Contributions. No Employee shall be permitted to have Salary Reduction Contributions made under this Plan, other than Catch-up Contributions, during any calendar year in excess of $7,000 (or such other amount as is designated by the Secretary of the Treasury as the limit under Code Section 402(g)).

9.07	Participant Claims. Participants under other plans described in Code Sections 401(k), 408(k) or 403(b) may submit a claim to the Plan Administrator specifying the amount of their Excess Elective Deferral. Such claim shall: (i) be in writing; (ii) be submitted no later than March 1 of the year after the Excess Elective Deferral was made; and (iii) state that such amount, when added to amounts deferred under other plans described in Code Sections 401(k), 408(k) or 403(b), exceeds $7,000 (or such other amount as the Secretary of the Treasury may designate).

9.08	Distribution of Excess Elective Deferrals. Notwithstanding any other provision of this Plan, Excess Elective Deferrals and income allocable thereto shall be distributed to the affected Participant no later than the April 15 following the calendar year in which such Excess Elective Deferrals were made. For Plan Years beginning after 1990, allocable income or loss shall be income or loss allocable to Salary Reduction Contributions for the Plan Year multiplied by a fraction, the numerator of which is the Participant’s Excess Elective Deferrals for the Plan Year and the denominator is the Participant’s Salary Reduction Contribution Account as of the beginning of the Plan Year and the sum of such contribution types made during the Plan Year, determined without regard to any income or loss occurring during such Plan Year.

Notwithstanding any provision of this Plan to the contrary, any Match Contributions plus earnings that are attributable to any Excess Elective Deferrals that have been refunded shall be forfeited. All such forfeitures shall be treated as arising in the Plan Year after that in which the refunded Excess Deferrals were made and shall be used to reduce future Employer Match Contributions.

9.09	Operation in Accordance With Regulations. The determination and treatment of Actual Deferral Percentages and Excess 401(k) Contributions, and the operation of the Average Actual Deferral Percentage Test shall be in accordance with such additional requirements as may be prescribed by the Secretary of the Treasury.

ARTICLE X

401(m) ALLOCATION LIMITATIONS

10.01	Definitions. For purposes of this Article, the following Definitions shall be used:

(a)	“Average Contribution Percentage” means the average (expressed as a percentage) of the Contribution Percentages of a group.

(b)	“Contribution Percentage” means the ratio (expressed as a percentage) of: the Employer Match and Voluntary After Tax Contributions made on behalf of the Participant to the Participant’s Compensation for the Plan Year. The Plan Administrator may include Salary Reduction Contributions (other than Catch-up Contributions) for the Participant for the Plan Year in the above described numerator, if such inclusion is made on a uniform nondiscriminatory basis for all Participants. To be considered as contributed for a given Plan Year for purposes of inclusion in a given Average Contribution Percentage, Contributions must be made by the end of the 12 month period immediately following the Plan Year to which the contribution relates. The Plan Administrator may not include Employer Match Contributions in the numerator to the extent such contributions are included in the Actual Deferral Percentage of the Participant, as defined in Section 9.01(a), and may not include Salary Reduction Contributions unless Section 9.02 can be satisfied by both including and excluding such Salary Reduction Contributions.

Additionally, if one or more other Plans allowing contributions under Code Section 401(k), voluntary after tax contributions or employer match Contributions are considered with this Plan as one for purposes of Code Section 401(a)(4) or 410(b), the Contribution Percentages for all eligible participants under all such plans shall be determined as if this Plan and all such others were one; for Plan Years beginning after 1989, such Plans must have the same Plan Year.

If any Highly Compensated Employee is also an eligible participant in one or more other plans allowing contributions under Code Section 401(k), voluntary after tax contributions or employer match Contributions, the

Contribution Percentage for that Employee shall be determined as if this Plan and all such other plans were one; if such plans have different Plan Years, the Plan Years ending with or within the same calendar year shall be used.

For Plan Years beginning January 1, 1999 and thereafter, all eligible Non-Highly Compensated Employees who have not met the age and service requirements of section 410(a)(1)(A), may be disregarded in performing the Average Contribution Percentage Tests as provided in Code Section 401(m)(5)(C).

Notwithstanding the foregoing, in determining a Participant’s Contribution Percentage Employer Match Contributions shall not include Match Contributions forfeited because they were attributable to Excess 401(k) Contributions or to Excess Elective Deferrals.

(c)	“Eligible Participant” means a Participant eligible to have Employer Match, Salary Reduction or Voluntary After Tax Contributions made on his or her behalf.

(d)	“Excess 401(m) Contributions” means with respect to any Plan Year, the excess of: (1) the aggregate Contribution Percentage amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year; over (2) the maximum Contribution Percentage amounts permitted by the Average Contribution Percentage test (determined by hypothetically reducing the numerators of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such Percentages).

10.02	Average Contribution Percentage Tests. The Average Contribution Percentage for Highly Compensated Employees for each Plan Year compared to the Average Contribution Percentage for Non-Highly Compensated Employees for the Plan Year must satisfy one of the following tests:

(i)	The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)	The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Non-Highly Compensated Employees for the Plan Year by more than two (2) percentage points.

10.03

Refund and Forfeiture of Excess 401(m) Contributions. Notwithstanding any other provision of this Plan except Sections 10.05 and 10.06, Excess 401(m) Contributions and the income or loss allocable thereto treated as Employer Match, Salary Reduction, Voluntary After Tax or 401(k) Employer Contributions shall be distributed to affected Highly Compensated Employees. The income or loss shall be income or loss allocable to the affected accounts for the Plan Year multiplied by a fraction, the numerator of which is the Participant’s Excess 401(m) Contributions for the Plan Year and the denominator of which is the sum of all Accounts of the Contribution types to which Excess 401(m) Contributions have been attributed as of the beginning of the Plan Year and the sum of such contribution types made during the Plan Year, determined without regard to any income or loss occurring during such Plan Year. The Plan Administrator shall make every effort to refund all Excess 401(m) Contributions within 2 1/2 months of the end of the affected Plan Year; however, in no event shall Excess 401(m) Contributions be refunded later than the end of the following Plan Year. Distributions made later than 2 1/2 months after the end of the affected Plan Year will be subject to tax under Code Section 4979.

Notwithstanding any provision of this Plan to the contrary, any Match Contributions plus earnings that are attributable to any Excess 401(m) Contributions that have been refunded shall be forfeited. All such forfeitures shall be treated as arising in the Plan Year after that in which the refunded Excess 401(m) Contributions were made and shall be used to reduce future Employer Match Contributions.

For a period of four 12 month periods beginning from the given Plan Year, or such other period as the Secretary of the Treasury may designate, the Employer shall maintain records showing what contributions and compensation were used to satisfy this Section and Section 10.02.

10.04	Accounting for Excess 401(m) Contributions. Excess 401(m) Contributions allocated to a Participant shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant’s Voluntary After Tax Contribution Account, 401(k) Account and Match Contribution Account.

10.05	Special 401(k) Employer Contributions. Notwithstanding any other provisions of this Plan except Section 10.07, in lieu of refunding Excess 401(m) Contributions as provided in Section 10.03, the Employer may make 401(k) Employer Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy the Average Contribution Percentage test.

10.06	Order of Determinations. The determination of Excess 401(m) Contributions shall be made after first determining Excess Elective Deferrals, and then determining Excess 401(k) Contributions.

10.07	Operation in Accordance With Regulations. The determination and treatment of Contribution Percentages and Excess 401(m) Contributions, and the operation of the

Average Contribution Percentage Test shall be in accordance with such additional requirements as may be prescribed by the Secretary of the Treasury.

ARTICLE XI

IN-SERVICE WITHDRAWALS

11.01	Withdrawals from Tax Deductible Contribution or Voluntary Contribution Accounts. A Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of amounts in his or her Tax Deductible Contribution Account or Voluntary Contribution Account.

11.02

Withdrawals from Match Contribution or 401(k) Accounts. At any time after a Participant attains Age 59 1/2 or is Totally and Permanently Disabled, a Participant shall have the right to request the Plan Administrator for a withdrawal in cash of amounts in his or her Match Contribution or 401(k) Account. For Plan Years beginning after 1988, a Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of Salary Reduction Contributions, with earnings accrued thereon as of December 31, 1988 for “financial hardship”. For Plan Years beginning after 1991, financial hardship distributions may be increased by 401(k) Employer Contributions plus earnings thereon, as of December 31, 1988. The Plan Administrator shall determine whether an event constitutes a financial hardship. Such determination shall be based upon non-discriminatory rules and procedures, which shall be conclusive and binding upon all persons.

The processing of applications and any distributions of amounts under this Section shall be made as soon as administratively feasible. The amount of a distribution based upon “financial hardship,” less any income and penalty taxes, cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant.

In determining whether a hardship distribution is permissible the following special rules shall apply:

(i)	The following are the only financial needs considered immediate and heavy: deductible medical expenses (whether incurred or necessary to obtain medical care)(within the meaning of Section 213(d) of the Code) of the Employee, the Employee’s spouse, children, or dependents (within the meaning of Code Section 152); the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Employee, the Employee’s spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence.

(ii)	A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

(A)	The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(B)	All plans maintained by the Employer provide that the Employee’s Elective Deferrals (and Employee Contributions) will be suspended for six months (twelve months for hardship distributions made prior to January 1, 2002) after the receipt of the hardship distribution;

(C)	The distribution, less any income and penalty taxes, is not in excess of the amount of an immediate and heavy financial need; and

(D)	In addition for hardship distributions made before 2002, all plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee’s Elective Deferrals for the taxable year of the hardship distribution.

11.03

Withdrawals from Regular or Rollover Accounts. Once a Participant has participated in the Plan for two years, at any time thereafter the Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of amounts allocated to his or her Rollover Account. For Plan Years beginning January 1, 1999, and thereafter, the Participant may request a withdrawal of cash amounts allocated to his or her Rollover Account immediately upon the Trustee’s receipt of such Rollover Contribution. Once a Participant’s Regular Account is 100% vested the Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of amounts allocated to such Account; provided, however, that unless the Participant is over Age 59 1/2 or is Permanently and Totally Disabled, the amount subject to withdrawal shall not include amounts attributable to contributions made to the Regular Account during the two-year period preceding the date of payment.

11.04	Rules for In-Service Withdrawals. The Plan Administrator may impose a dollar minimum for partial withdrawals. If the amount in the Participant’s appropriate Account is less than the minimum, the Plan Administrator shall pay the Participant the entire amount then in the Participant’s Account from which the withdrawal is to be made if a withdrawal of the entire amount is otherwise permissible under the rules set forth in this Article. If the entire amount cannot be paid under such rules, whatever amount is permissible shall be paid.

In the case of a withdrawal from a Rollover Account described in Section 13.03, if necessary to comply with the joint and survivor rules of Code Sections 401(a)(11) and 417, the Plan Administrator shall require the consent of any Participant’s spouse before making any in-service withdrawal. Any such consent shall satisfy the requirements of Section 13.07.

Any amount to be withdrawn shall be payable as of the Valuation Date coincident with or next following the date which is 15 days following receipt of the written request by the Plan Administrator.

ARTICLE XII

PLAN LOANS

12.01	General Rules. Upon the application of any Participant, Beneficiary or, for Plan Years beginning prior to January 1, 1999 an alternate payee entitled to Plan benefits pursuant to a Qualified Domestic Relations Order, the Plan Administrator may enter into a loan agreement with such person and authorize the Trustee to make a loan pursuant thereto. The amount of any such loan and the provisions for its repayment shall be in accordance with such non-discriminatory rules and procedures as are adopted by the Retirement Plan Committee and uniformly applied to all borrowers. Such written procedures shall be part of this Plan document.

Applications for loans will be made to the Plan Administrator using forms provided by the Plan Administrator. Loan applications meeting the requirements of this Article will be granted and all borrowers must execute a promissory note meeting the requirements of this Article.

Plan loans shall be granted on a uniform nondiscriminatory basis, so that they are available to all borrowers on a reasonably equivalent basis and are not made available to highly compensated Employees or officers of the Employer in an amount greater than the amount made available to other Employees. Loans will be made available to Former Participants to the extent required by regulations issued by the Department of Labor under Section 408(b) of ERISA and to other Former Participants as is needed to satisfy Code Section 401(a)(4) and the Regulations promulgated thereunder. Such loans shall be adequately secured, shall bear a reasonable rate of interest and shall provide for periodic repayment over a reasonable period of time, all in accordance with the Committee’s rules and procedures for Plan loans.

To the extent required under Sections 401(a)(11) and 417 of the Internal Revenue Code and the Regulations promulgated thereunder, a Participant must obtain the consent of his or her spouse, if any, within the 90 day period before the time the Participant’s Accrued Benefit is used as security for a Plan loan. A new consent is required if the Accrued Benefit is used for any increase in the amount of security. The consent shall comply with the requirements of Section 417 of the Internal Revenue

Code, but shall be deemed to meet any requirements contained in such section relating to the consent of any subsequent spouse.

Tax Deductible Voluntary Contributions, plus earnings thereon, may not be used as security for Plan loans.

The Plan Administrator may not require a minimum loan amount greater than $1,000.

No loan shall be made to the extent such loan when added to the outstanding balance of all other loans to the borrower would exceed one-half ( 1/2) of the present value of the nonforfeitable Accrued Benefit of the borrower under the Plan (but not more than $50,000 reduced by the difference between the highest outstanding balance during the previous 365 days and the current outstanding balance).

For purposes of calculating the above limitations, all loans and accrued benefits from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), (c) and (m) are aggregated.

The Plan Administrator shall determine a reasonable rate of interest for each loan by identifying the rate(s) charged for similar and equivalent commercial loans by institutions in the business of making loans. No loan shall be granted to any borrower or other person who already has a total of two loans or more outstanding under this Plan or any other plan maintained by the Employer (or five loans outstanding for Plan Years beginning before January 1, 1996) or who is in default on any loan.

The Retirement Plan Committee may direct the Trustee to deduct from a Participant’s Accounts under the Plan a reasonable fee (as determined by the Committee) to offset the cost of processing and administering the loan.

12.02	Loan Repayments. Any such loans shall be repaid by the borrower in accordance with the loan agreement. Loans shall provide for periodic repayment, with payment to be no less frequent than quarterly over a period not to exceed five (5) years; provided, however, that loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of a Participant, may provide for periodic repayment, with payment to be no less frequent than quarterly over a reasonable period of time that exceeds five (5) years.

In the event the loan is not repaid within the time period prescribed, the Plan Administrator shall direct the Trustee to deduct the total amount due and payable, plus interest thereon, from distributable amounts in the borrower’s Accounts. If distributable amounts in the borrower’s Accounts are not sufficient to repay such amount, the Plan Administrator shall enforce the terms of any agreement providing additional security for the loan and shall pursue such other remedies available at law to collect the indebtedness.

In the event of a loan default, attachment of the borrower’s Accrued Benefit will not occur until a distributable event occurs in the Plan. Default shall occur upon the earlier of any uncured failure to make payments in accordance with the promissory note or the death of the borrower.

Loan repayments will be suspended under this Plan as permitted under 414(u)(4) of the Internal Revenue Code.

ARTICLE XIII

RETIREMENT, TERMINATION AND DEATH BENEFITS

13.01	Retirement or Termination from Service. The Accrued Benefit of each Employee who was hired prior to December 2, 1986 and who became a Participant in the Plan on or prior to January 1, 1989, shall be 100% vested and nonforfeitable at all times. The Regular Account of Employees who are hired on or after December 2, 1986 and who become Participants after December 31, 1988 shall vest according to the following schedule:

Completed Years of Service	Vested Percentage
Less than 2	0
2	25
3	50
4	75
5	100

The Match Contribution and Non-Elective Employer Contribution Accounts of each Employee who was hired after December 1,1986 shall be 50% vested and nonforfeitable after the completion of one Year of Service and 100% vested and nonforfeitable after the completion of two Years of Service. Provided, however, that the Match Contribution and Non-Elective Employer Contribution Accounts of such Employees shall be 100% vested and nonforfeitable at all times for such Employees who completed at least one Hour of Service on or before December 31, 2004.

Any amendment to the above schedule shall comply with the requirements of Section 20.02 of the Plan.

Notwithstanding the foregoing, each actively employed Participant’s Accrued Benefit shall become 100% vested and nonforfeitable when the Participant attains his or her Normal Retirement Age or becomes Totally and Permanently Disabled.

The Salary Reduction Contributions, Employer Match Contributions contributed to the Plan for Plan Years commencing prior to January 1, 2005, 401(k) Employer Contributions, Tax Deductible Contributions and Voluntary After-Tax Contributions

of all Participants, plus earnings thereon, shall be 100% vested and nonforfeitable at all times.

Upon a Participant’s attainment of his or her Normal Retirement Age or termination of employment, the Participant shall be entitled to a benefit that can be provided by the value of his or her vested Accrued Benefit in accordance with the further provisions of this Article.

The Plan Administrator shall notify the Trustee when the Normal Retirement Age or termination of employment of each Participant shall occur and shall also advise the Trustee as to the manner in which retirement or termination benefits are to be distributed to a Participant, subject to the provisions of this Article. Upon receipt of such notification and subject to the other provisions of this Article, the Trustee shall take such action as may be necessary in order to distribute the Participant’s vested Accrued Benefit.

13.02	Late Retirement Benefits. If a Participant shall continue in active employment following his or her Normal Retirement Age, he or she shall continue to participate under the Plan and Trust. Except as provided in Section 13.05, upon actual retirement such Participant shall be entitled to a benefit that can be provided by the value of his or her Accrued Benefit. Late Retirement benefits shall be distributed in accordance with the further provisions of this Article.

13.03	Death Benefits. If a Participant or Former Participant shall die prior to the commencement of any benefits otherwise provided under this Article XIII, except as provided below his or her Beneficiary shall be entitled to a lump sum death benefit equal to the amount credited to the Participant’s Accounts as of the date the Plan Administrator (or Insurer, in the case of amounts allocated to any Policy) receives due proof of the Participant’s death. A Participant’s death benefit shall also include the death proceeds of any Policy allocated to one of the Participant’s Accounts. In lieu of receiving benefits in a lump sum, a Beneficiary may elect to receive benefits under any option described in Section 13.05.

Notwithstanding anything in the Plan to the contrary, if a Participant or Former Participant is married on the date of his or her death, Plan pre-retirement death benefits will be paid to the Participant’s or Former Participant’s then spouse unless such spouse has consented to payment to another Beneficiary, as provided in Section 13.07.

Notwithstanding the first paragraph, if a Rollover Account is being maintained for a married Participant who dies prior to the commencement of Plan benefits and if any portion of the amount in the Rollover Account is attributable to amounts transferred directly (or indirectly from another transferee Plan) to this Plan from a defined benefit pension plan, from a money purchase pension plan or from a stock bonus or profit sharing plan which would otherwise provide for a life annuity form of payment to the Participant, the amount in the Rollover Account will be used to purchase a life annuity for the Participant’s spouse unless the Participant has requested that the Rollover Account be distributed in a different form or be paid to another Beneficiary. Any such request must be made during the election period which shall begin on the first day of the Plan Year in which the Participant attains Age 35 and shall end on the date of the Participant’s death. If a Participant separates from service prior to the first day of the Plan Year in which Age 35 is attained, with respect to the value of the Rollover Account as of the date of separation, the election period shall begin on the date of separation. Any such request must be consented to by the Participant’s spouse. To be effective, the spousal consent must meet the requirements of Section 13.07. Any annuity provided with a portion of Participant’s Rollover Account in accordance with this paragraph shall be payable for the life of the Participant’s spouse and shall commence on the date the Participant would have attained Age 55 or, if the Participant was over Age 55 on the date of his or her death, such life annuity shall commence immediately. For Plan Years beginning January 1, 1998 and thereafter, at the request of the spouse, such Rollover Account may be used to purchase a life annuity or may be taken in another form allowed under the Plan at an earlier or later commencement date.

If a Participant shall die subsequent to the commencement of any benefit otherwise provided under this Article XIII, the death benefit, if any, shall be determined in accordance with the benefit option in effect for the Participant.

The Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Accounts of a deceased Participant or a deceased Former Participant as the Administrator deems necessary. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive and binding on all persons.

13.04	Designation of Beneficiary. Each Participant shall designate his or her Beneficiary on a form provided by the Plan Administrator, and such designation may include primary and contingent beneficiaries; provided, however, that if a Participant or Former Participant is married on the date of his or her death, the Participant’s then spouse shall be the Participant’s Beneficiary unless such spouse consented to the designation of another Beneficiary in accordance with Section 13.07. If a Participant does not designate a Beneficiary and is not married at the date of his or her death, the estate of the Participant shall be deemed to be the designated Beneficiary.

Notwithstanding the foregoing, Policy proceeds shall be payable to the Trustee as beneficiary and the Trustee shall pay the Policy proceeds to the appropriate Plan Beneficiary.

13.05	Distribution of Benefits. The Plan Administrator shall direct the Trustee to make, or cause the Insurer to make, payment of any benefits provided under this Article XIII upon the event giving rise to distribution of such benefit, or within 60 days thereafter.

All distributions required under the Plan shall be determined and made in accordance with Code Section 401(a)(9) and Regulations issued thereunder.

Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

(i)	the Participant attains Age 65 ;

(ii)	occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or,

(iii)	the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution when a benefit is immediately distributable, within the meaning of Section 13.11 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section. Except as provided in this Article, in no event will benefits begin to be distributed prior to the later of Age 62 or Normal Retirement Age without the consent of the Participant.

Except as provided below and in Sections 13.03, 13.06, 13.10 and 13.11, if benefits become payable to a Participant as a result of termination of employment or retirement, the Participant’s vested Accrued Benefit shall be distributed by the Trustee in such manner as the Participant shall direct, in accordance with one or more of the options listed below. Provided, however, that a married Participant may not choose an option involving a life contingency without the consent of his or her spouse. To be effective, the spousal consent must meet the requirements of Section 13.07.

Notwithstanding the foregoing, if on the date of separation from service of a married Participant prior to the attainment of his or her Qualified Early Retirement Age a Rollover Account as described in Section 13.03 is being maintained for the Participant, such Account will remain in force until the Former Participant attains Age 55 when, if the Former Participant is then married, the value of such Rollover Account will be used to purchase a Qualified Joint and Survivor Annuity for the benefit of the Former Participant and his or her then spouse. At any time prior to the date of purchase, the Former Participant may request that his or her Rollover Account be distributed under one or more of the options listed below; provided, however, that if the Former Participant is married on the date of the request, the Former Participant’s then spouse must consent thereto. To be effective, the spousal consent must meet the requirements of Section 13.07. If a Former Participant who was married on the date of his or her separation from service is not married at Age 55, at Age 55 the Former Participant’s Rollover Account shall be distributed by the Trustee in such manner as the Former Participant shall direct, in accordance with one or more of the options listed below. If a Former Participant entitled to a deferred benefit pursuant to this paragraph dies prior to Age 55 and prior to commencement of Plan benefits, his or her

Beneficiary shall be entitled to a death benefit pursuant to Section 13.03.

If a Qualified Joint and Survivor Annuity is not required under the above rules or under the requirements of Section 13.06, a Participant’s Accrued Benefit shall be distributed by the Trustee in such manner as the Participant shall direct, in accordance with one or more of the following ways, and which may be paid in cash or in kind, or a combination of them:

(i)	One sum.

(ii)	An annuity for the life of the Participant.

(iii)

An annuity for the joint lives of the Participant and his or her spouse with 50%, 66  2/3% or 100% (whichever is specified when this option is elected) of such amount payable as an annuity for life to the survivor. No further benefits are payable after the death of both the Participant and his or her spouse.

(iv)	An annuity for the life of the Participant with installment payments for a period certain not longer than the life expectancy of the Participant.

(v)	Installment payments for a period certain not longer than the life expectancy of the Participant and his or her spouse.

All optional forms of benefits shall be actuarially equivalent.

Notwithstanding anything in the Plan to the contrary, any annuity Policy which is distributed by the Trustee shall provide by its terms that the same shall not be sold, transferred, assigned, discounted, pledged or encumbered in any way except to or through the insurer, and then only in accordance with a right conferred under the terms of the Policy.

Notwithstanding anything in the Plan to the contrary, the entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.

The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2; provided, however, that a Participant, who is not a Five Percent Owner and who does not retire by the end of the calendar year in which such Participant reaches age 70 1/2, may elect to defer their Required Beginning Date to the first day of April of the calendar year following the calendar year in which the Participant retires. If, after the date of such election, a Participant becomes a Five Percent Owner, the Required Beginning Date is the first day of April following the later of: (i) the calendar year in which the Participant attains age 70 1/2; or (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a Five Percent Owner, or the calendar year in which the Participant retires.

13.06	Automatic Joint and Survivor Annuity. Notwithstanding anything in Section 13.05 to the contrary, if a Rollover Account as described in Section 13.03 is being maintained for a married Participant and if Plan benefits become payable to such Participant on or after the Participant’s Qualified Early Retirement Age, such Rollover Account will be used to purchase a Qualified Joint and Survivor Annuity unless the Participant has elected otherwise. To be effective, any election out of a Qualified Joint and Survivor Annuity must be consented to by the Participant’s spouse at the time Plan benefits become payable. Any Participant election and spousal consent shall be in accordance with the rules of Section 13.07.

13.07	Participant Elections and Spousal Consents. Married Participants may choose a Beneficiary other than their spouse or, in the case of a Rollover Account described in Section 13.03, may choose a form of retirement benefit other than a Qualified Joint and Survivor Annuity. Any Beneficiary designation shall be in accordance with the requirements of Section 13.04. Any election out of a Qualified Joint and Survivor Annuity must be in writing and may be made during the election period which shall be the 90-day period ending on the annuity starting date. To be effective, any designation of a Beneficiary who is not the spouse of the Participant on the date of the Participant’s death or any election out of the Qualified Joint and Survivor Annuity must be consented to by Participant’s spouse. For purposes of this Section the term “spouse” means the lawful spouse of the Participant on the date of the Participant’s death or on the date Plan benefits commence, whichever is applicable.

To be effective, spousal consent must be in writing on a form furnished by or satisfactory to the Plan Administrator and witnessed by a Plan representative or notary public. Provided, however, spousal consent shall not be required under such circumstances as may be prescribed by the Plan Administrator in accordance with Rules and Regulations promulgated by the Secretary and the Treasury. Any spousal consent will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of an election out of a Qualified Joint and Survivor Annuity may be made by a Participant without the consent of the spouse at any time before the commencement of plan benefits. The number of revocations shall not be limited.

13.08	Distribution to a Minor Participant or Beneficiary. In the event a distribution is to be made to a minor, then the Plan Administrator may, in the Administrator’s sole discretion, direct that such distribution be paid to the legal guardian of the minor, or if none, to a parent of such minor or a responsible adult with whom the minor maintains his or her residence, or to the custodian for such minor under the Uniform Gift to Minors Act, if such is permitted by the laws of the state in which said minor resides. Such a payment to the legal guardian or parent of a minor or to such a custodian shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

13.09	Location of Participant or Beneficiary Unknown. In the event that all, or any portion, of the distribution payable to a Participant or his or her Beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the payee’s last known address, and after reasonable effort, to ascertain the whereabouts of such Participant or his or her Beneficiary, the amount so distributable shall be forfeited and allocated in accordance with the terms of this Plan. In the event a Participant or Beneficiary is located subsequent to his or her benefit being forfeited, such benefit shall be restored.

13.10	Small Balances; Forfeitures; Restoration of Benefits Upon Reemployment. If a Participant terminates from employment and the present value of the Participant’s vested Accrued Benefit does not exceed (or at the time of any prior distribution did not exceed) $3,500 ($5,000 for periods between January 1, 1998 and March 27, 2005), except as provided in Section 13.13, for distributions made prior to March 28, 2005, the Participant will receive a lump sum distribution of the present value of the entire vested portion of such Accrued Benefit and the nonvested portion will be forfeited and applied to reduce Employer Match Contributions. Provided, however, if a Rollover Account described in Section 13.03 is being maintained for a Participant, no such distribution may be made to the Participant after Age 55 unless the Participant (and the spouse of the Participant) consents in writing to such distribution. For purposes of this paragraph, for terminations occurring at any time (including terminations occurring on or after March 28, 2005), if the value of the Participant’s vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution of such vested Accrued Benefit.

If a Participant terminates from employment and the present value of the Participant’s vested Accrued Benefit exceeds $3,500 ($5,000 for periods between January 1, 1998 and March 27, 2005), or any dollar amount if the distribution would otherwise be made on or after March 28, 2005, the Participant’s vested Accrued Benefit shall be deferred to the earliest of the Participant’s death, Total and Permanent Disability or attainment of Normal Retirement Age, at which time such vested benefit shall be payable in accordance with Sections 13.05 and 13.12. Notwithstanding the foregoing, such a Participant may elect to have payments commence at any time after termination in accordance with Section 13.05. Partial distributions of vested benefits will not be permitted except in accordance with Section 13.05. The nonvested portion of the Participant’s Accrued Benefit shall be forfeited when the Participant incurs five consecutive One Year Breaks in Service or, if earlier, when the Participant or his or her spouse (or surviving spouse) receives a distribution of his or her vested Accrued Benefit.

Notwithstanding the above, the $5,000 amount shall apply to any Participant with a vested Accrued Benefit on or after January 1, 1998, including those Participants whose vested Accrued Benefit exceeded the prior cash-out amount under the Plan. Further, in determining whether the vested Accrued Benefit exceeds $5,000 for distributions made in accordance with this Section on or after October 17, 2000, the look-back rule shall not apply, except in the case of periodic distributions already in effect.

Except as provided below, the nonvested portion of the Accrued Benefit of any terminated Participant will be used to reduce Employer Match Contributions for the Plan Year in which the forfeiture occurs and for subsequent Plan Years, if necessary. A Participant who separates from service and who subsequently resumes employment with the Employer will again become a Participant on the entry date determined in accordance with Plan Section 3.01.

If a Former Participant is subsequently reemployed, the following rules shall also be applicable:

(i)	If any Former Participant shall be reemployed by the Employer before incurring five consecutive One Year Breaks in Service, and such Former Participant had received a distribution of his or her vested Accrued Benefit prior to his or her reemployment, his or her forfeited Account balance shall be reinstated if he or she repays the full amount attributable to Employer Contributions which was distributed to him or her, not including, at the Participant’s option, amounts attributable to any Salary Reduction Contributions. Such repayment must be made by the Former Participant before the date on which the individual incurs five consecutive One Year Breaks in Service following the date of distribution. A Participant who was deemed to have received a distribution of his or her vested amount shall be deemed to have repaid such amount as of the first date on which he or she again becomes a Participant. In the event the Former Participant does repay the full amount distributed to him or her, the forfeited portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the date of distribution.

(ii)	Restorations of forfeitures will be made as of the date that the Plan Administrator is notified that the required repayment has been received by the Trustee. Any forfeiture amount that must be restored to a Participant’s Account will be taken from any forfeitures that have not yet been applied and, if the amount of forfeitures available for this purpose is insufficient, the Employer will make a timely supplemental contribution of an amount sufficient to enable the Trustee to restore the forfeiture amount to the Participant’s Account.

(iii)	If a Former Participant resumes service after incurring five consecutive One Year Breaks in Service, forfeited amounts will not be restored under any circumstances.

If a Former Participant resumes service before incurring five consecutive One Year Breaks in Service, both the pre-break and post-break service will count in vesting both any restored pre-break and post-break employer-derived Account balance.

13.11	Restrictions on Immediate Distributions

(a)	If the value of a Participant’s vested Accrued Benefit derived from Employer and Employee Contributions exceeds (or at the time of any prior distribution exceeded) $3,500 ($5,000 for Plan Years beginning January 1, 1998 and thereafter) and the Accrued Benefit is immediately distributable, the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor must consent to any distribution of such Accrued Benefit. Notwithstanding the above, in determining whether such consent is necessary, the $5,000 amount shall apply to any Participant with an Accrued Benefit on or after January 1, 1998, including those Participants whose Accrued Benefit exceeded the prior cash-out amount under the Plan. Further, in determining whether such consent is necessary for distributions on or after October 17, 2000, the look-back rule shall not apply, except in the case of periodic distributions already in effect.

Except as provided below, the consent of the Participant and the Participant’s spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant’s spouse of the right to defer any distribution until the Participant’s Accrued Benefit is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, if applicable, and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, the Plan Administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the participant, after receiving the notice, affirmatively elects a distribution.

For Plan Years beginning January 1, 1998, and thereafter, the annuity starting date for a distribution to which 401(a)(11) and 417 apply, in a form other than a qualified joint and survivor annuity, may be less than 30 days after receipt of the written explanation required in accordance with 417 (or the annuity date may precede receipt of such notice) provided: (a) the participant has been provided with information that clearly indicates that the participant has at least 30 days to consider whether to waive the qualified joint and survivor annuity; and (b) the Participant receives the notice at least 7 days prior to the later of the Participant’s annuity starting date or the date he receives a distribution from the Plan, and the Participant may revoke his or her election until the later of these two dates.

Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Accrued Benefit is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant, only the Participant need consent to the distribution of an Accrued Benefit that is immediately distributable. The consent of the Participant or the Participant’s spouse shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant’s Accrued Benefit may, without the Participant’s consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) then the Participant’s Accrued Benefit will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

An Accrued Benefit is immediately distributable if any part of the Accrued Benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

13.12	Rollovers to Other Qualified Plans.

(a)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	Definitions.

(i)	Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in section 401(k)(2)(B)(i)(iv) received after December 31, 1998; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

(ii)	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified Plan described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(iii)	Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv)	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

13.13	Payment under Qualified Domestic Relations Orders. Notwithstanding any provisions of the Plan to the contrary, if there is entered any Qualified Domestic Relations Order that affects the payment of benefits hereunder, such benefits shall be paid in accordance with the applicable requirements of such Order, provided that such Order (i) does not require the Plan to provide any type or form of benefits, or any option, that is not otherwise provided hereunder, (ii) does not require the Plan to provide increased benefits, and (iii) does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

To the extent required or permitted by any such Order, at any time on or after the date the Plan Administrator has determined that the Order is a Qualified Domestic Relations Order, the alternate payee shall have the right to request the Plan Administrator to commence distribution of benefits under the Plan regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

13.14	Notwithstanding anything in the Plan to the contrary, effective January 1, 2002, for purposes of computing the value of involuntary distributions of vested Accrued Benefits of $5,000 or less, the value of a Participant’s nonforfeitable Account balances shall be determined without regard to that portion of the Account balances that are attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16). If the value of the Participant’s nonforfeitable Account balances as so determined is $5,000 or less, for periods prior to March 28, 2005, the Plan shall distribute the Participant’s entire vested Account balances as soon as administratively feasible.

ARTICLE XIV

PLAN FIDUCIARY RESPONSIBILITIES

14.01	Plan Fiduciaries. The Plan Fiduciaries shall be:

(i)	the Board of Directors of First Allmerica;

(ii)	the Trustee(s) of the Plan;

(iii)	the Plan Administrator;

(iv)	the Retirement Plan Committee; and

such other person or persons as may be designated as a Fiduciary by First Allmerica or by its Chief Executive Officer in accordance with the further provisions of this Article XIV.

14.02	General Fiduciary Duties. Each Plan Fiduciary shall discharge his or her duties solely in the interest of the Participants and their Beneficiaries and act:

(i)	for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

(ii)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(iii)	by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, if the Fiduciary has the responsibility to invest plan assets; and

(iv)	in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of current laws and regulations.

Each Plan Fiduciary shall perform the duties specifically assigned to him or her. No Plan Fiduciary shall have any responsibility for the performance or non-performance of any duties not specifically allocated to him or her.

14.03	Duties of the Board of Directors. The Board of Directors shall:

(i)	establish an investment policy and funding method consistent with objectives of the Plan and with the requirements of applicable laws and regulations;

(ii)	invest Plan assets except to the extent that they have delegated investment duties to an Investment Manager; and

(iii)	evaluate from time to time investment policy and the performance of any Investment Manager or Investment Advisor appointed by it.

14.04	Duties of the Trustee(s). The specific responsibilities and duties of the Trustee(s) are set forth in the Trust Indenture between First Allmerica and the Trustee(s). In general the Trustee(s) shall:

(i)	invest Plan assets, subject to directions from the Board of Directors or from any duly appointed Investment Manager;

(ii)	maintain adequate records of receipts, disbursements, and other transactions involving the Plan; and

(iii)	prepare such reports, statements, tax returns and other forms as may be required under the Trust Indenture or applicable laws and regulations.

14.05	Duties of the Plan Administrator. The Plan Administrator is First Allmerica. The Plan Administrator shall:

(i)	administer the Plan on a day-to-day basis in accordance with the provisions of this Plan and all other pertinent documents;

(ii)	retain and maintain Plan records, including Participant census data, participation dates, compensation records, and such other records necessary or desirable for proper Plan administration;

(iii)	prepare and arrange for delivery to Participants of such summaries, descriptions, announcements and reports as are required to be given to participants under applicable laws and regulations;

(iv)	file with the U.S. Department of Labor, the Internal Revenue Service and other regulatory agencies on a timely basis all required reports, forms and other documents; and

(v)	prepare and furnish to the Trustee(s) sufficient records and data to enable the Trustee(s) to properly perform its obligations under the Trust Indenture.

Notwithstanding any provision elsewhere to the contrary, the Plan Administrator shall have total discretion to fulfill the above responsibilities as it sees fit on a uniform and consistent basis and as it believes a prudent person acting in a like capacity and familiar with such matters would do.

14.06	Duties of the Retirement Plan Committee. The Retirement Plan Committee shall:

(i)	interpret and construe the Plan;

(ii)	determine questions of eligibility and of rights of Participants and their Beneficiaries;

(iii)	provide guidelines for the Plan Administrator, as required for the orderly and uniform administration of the Plan; and

(iv)	exercise overall control of the operation and administration of the Plan in matters not allocated to some other Fiduciary either by the terms of this Plan or by delegation from the Chief Executive Officer of First Allmerica.

Notwithstanding any provisions elsewhere to the contrary, the Retirement Plan Committee shall have total discretion to fulfill the above responsibilities as they see fit on a uniform and consistent basis and as they believe a prudent person acting in a like capacity and familiar with such matters would do.

14.07	Designation of Fiduciaries. The Board of Directors of First Allmerica shall have the authority to appoint and remove Trustee(s) in accordance with the Trust Indenture. The Board of Directors may appoint and remove an Investment Manager and delegate to said Investment Manager power to manage, acquire or dispose of any assets of the Plan.

While there is an Investment Manager, the Board of Directors shall have no obligation under this Plan with regard to the performance or non-performance of the duties delegated to the Investment Manager.

All other Fiduciaries shall be appointed by the Chief Executive Officer of First Allmerica. In making his or her delegation, he or she may designate all of the responsibilities to one person or he or she may allocate the responsibilities, on a continuing basis or on an ad hoc basis, to one or more individuals either jointly or severally. No individual named a Fiduciary shall have any responsibility for the performance or non-performance of any responsibilities or duties not allocated to him or her.

The appointing authority of a Fiduciary shall periodically, but not less frequently than annually, review the performance of each fiduciary appointed in order to carry out the general fiduciary duties specified in Section 14.02 and, where appropriate, take or recommend remedial action.

14.08	Delegation of Duties by a Fiduciary. Except as provided in this Plan or in the appointment as a Fiduciary, no Plan Fiduciary may delegate his or her fiduciary responsibilities. If authorized by the appointing authority, a Fiduciary may appoint such agents as may be deemed necessary and delegate to such agents any non-fiduciary powers or duties, whether ministerial or discretionary. No Fiduciary or agent of a Fiduciary who is a full-time employee of the Employer will receive any compensation from the Plan for his or her services.

ARTICLE XV

RETIREMENT PLAN COMMITTEE

15.01	Appointment of Retirement Plan Committee. The Committee shall consist of three or more members appointed by the Chief Executive Officer of the Employer, who shall also designate one of the members as chairman. Each member of the Committee and its chairman shall serve at the pleasure of the Chief Executive Officer of the Employer.

15.02	Retirement Plan Committee to Act by Majority Vote, etc. The Committee shall act by majority vote of all members. All actions, determinations, interpretations and decisions of the Committee with respect to any matter within their jurisdiction will be conclusive and binding on all persons. Any person may rely conclusively upon any action if certified by the Committee.

15.03	Records and Reports of the Retirement Plan Committee. The Committee shall keep a record of all of its proceedings and acts, and shall keep such books of account, records and other data as may be necessary for the proper administration of the Plan and file or deliver to Participants and their Beneficiaries whatever reports are required by any regulatory authority.

15.04	Costs and Expenses of Administration. All expenses and costs of administering the Plan, including Trustee’s fees, shall be paid by the Employer. Effective September 22, 1998, notwithstanding any provisions of the Plan to the contrary (but subject to the provisions of Section 12.01), all clerical, legal and other expenses of the Plan and the Trust, including Trustee’s fees, shall be paid by the Plan, except to the extent the Employer elects to pay such amounts; provided, however, that if the Employer pays such amounts it shall be reimbursed by the Trust for such amounts unless the Employers elects not to be so reimbursed.

ARTICLE XVI

INVESTMENT OF THE TRUST FUND

16.01	In General. Subject to the direction of the Board of Directors or any duly appointed Investment Manager in accordance with Section 14.07 (or subject to the direction of the Plan Administrator if a Participant has requested that an individual life insurance or annuity Policy be issued on his or her life in accordance with Article XVII), the Trustee shall receive all contributions to the Trust and shall hold, invest and control the whole or any part of the assets in accordance with the provisions of the annexed Trust Indenture.

16.02

Investment of the Trust Fund. In order to provide retirement and other benefits for Plan Participants and their Beneficiaries, the Trustee shall invest Plan assets in one or more permissible investments specified in the Trust Indenture and in such collective investment trusts or group trusts that may be established for the primary objective of investing in securities issued by Allmerica Financial Corporation, which investments shall be considered as investments in qualifying employer securities as defined in Section 407(d) of the Employee Retirement Income Security Act of 1974, as amended, as directed by the Board of Directors of the Employer. Such permissible investments shall include the Allmerica Financial Corporation Stock Fund, a group trust established by the Allmerica Trust Company, N.A. for the purposes of investing in the common stock of Allmerica Financial Corporation (“The AFC Stock Fund”). In addition, when directed by the Plan Administrator per the request of a Participant,

Plan assets shall be invested in individual life insurance and annuity Policies in accordance with Article XVII. The Insurer shall only issue life insurance and annuity policies which conform to the terms of the Plan. All collective investment trusts and group trusts shall also confirm to the terms of the Plan. Notwithstanding the foregoing, in no event may amounts allocated to Participant’s Tax Deductible Contribution Account be invested in Policies of life insurance.

Each Participant is responsible and has sole discretion to give directions to the Trustee in such form as the Trustee may require concerning the investment of his or her Accrued Benefit in one or more of the investments made available in accordance with the preceding paragraph, which directions must be followed by the Trustee, subject to the restrictions on life insurance premiums described in Article XVII. All voting rights with respect to a Participant’s investment in the AFC Stock Fund shall be the responsibility of that Participant, and the Trustee shall receive direction from the Participant for such voting rights. Neither the Plan Administrator, the Trustee, the Employer nor any other person shall be under any duty to question any investment, voting or other direction of the Participant or make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. All such directions may be of continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustee may require. Neither the Plan Administrator, the Trustee, the Employer nor any other person shall be responsible or liable for any costs, losses or expenses which may arise or result from or be related to the compliance or refusal or failure to comply with any directions from the Participant. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole or absolute discretion, deems such directions improper by virtue of applicable law or regulations. For purposes of this section, all references to “Participant” shall include all Beneficiaries of Participants who are deceased and any Alternate Payees under a Qualified Domestic Relations Order, as provided for in Section 20.01.

ARTICLE XVII

INDIVIDUAL LIFE INSURANCE AND ANNUITY POLICIES

17.01	General Rules. For Plan Years beginning prior to January 1, 1999, once a Participant becomes 100% vested, upon the written request of the Participant made to the Plan Administrator, the Administrator in its sole discretion shall direct the Trustee to purchase an individual life insurance or annuity Policy from the Insurer to be issued upon the life of the Participant. Any such Policy shall be of the type requested by the Participant, subject to the following:

(a)

each Policy shall be issued by the Insurer to the Trustee only and shall provide for premiums to be payable in accordance with the terms of the Policy. Purchase of Policies in accordance with this Section 17.01 shall constitute an investment of amounts allocated to the appropriate Account of the Participant, and each such Account shall be reduced by the amount paid for such Policies;

(b)	any purchase of life insurance Policies shall be subject to the incidental death benefit restrictions specified in Section 2.33;

(c)	as provided in Section 13.04, the Trustee shall be designated as beneficiary of any individual life insurance or annuity Policy issued hereunder, and upon the death of the Participant the Trustee shall pay the Policy proceeds to the appropriate Plan Beneficiary;

(d)	each Policy shall be a Policy between the Insurer and Trustee and shall reserve to the Trustee all rights, options and benefits;

(e)	each life insurance Policy shall provide a full or increasing death benefit, or if an annuity Policy is issued, contain a provision for refund in the event of the death of the annuitant;

(f)	each Policy shall provide settlement options (including lump sum cash payment in the event of the surrender or maturity of such Policy) subject, however, to Section 13.05;

(g)	any dividend payable while a Policy is on a premium paying basis shall be applied or accumulated as indicated on the Policy application for the benefit of the Participant on whose life the Policy was issued;

(h)	all classes of life insurance Policies purchased hereunder shall be alike or substantially alike as to settlement option provisions, cash values, and as to other Policy provisions, subject, however, to the provisions of Section 17.01(i), 17.01(j) and 17.01(k);

(i)	if an eligible Employee is determined to be insurable by the Insurer at its standard rates, a Policy shall be obtained upon his or her life, if available from the Insurer, which provides a life insurance death benefit prior to retirement to which the eligible Employee is entitled;

(j)	if an eligible Employee is not insurable at the standard rates of such Insurer, if such coverage is available from the Insurer, the Policy shall provide for a reduced but increasing death benefit as determined by the Insurer (usually called increasing or graded death benefit);

(k)	if an eligible Employee is not insurable at the standard rates of the Insurer, each Employer may elect to pay any excess premium that may be required in order to obtain a Policy providing for full death benefits described in Section 17.01(i), if the Insurer shall agree to issue such a Policy;

(l)	the Trustee shall have the right at any time, or from time to time, to increase or decrease the amount of any life insurance and annuity policy coverages under the Plan and within the limits prescribed in Section 2.33;

(m)	in no event may amounts allocated to a Participant’s Tax Deductible Contribution Account be invested in Policies of life insurance; and

(n)	the Insurer shall only issue Policies which conform to the terms of the Plan.

17.02	Procedure Followed to Obtain Policies. When requested by the Plan Administrator, the Trustee shall apply to the Insurer for Policies on the lives of Participants with completed applications as may be required by the Insurer, such Policies to have benefits which are purchasable by a premium or stipulated payment equal to the portion of the contribution allocated for that purpose.

ARTICLE XVIII

CLAIMS PROCEDURE

18.01	Claims Fiduciary. The Plan Administrator and Retirement Plan Committee will act as Claims Fiduciaries except to the extent that the Chief Executive Officer of the Employer has allocated the function to someone else.

Notwithstanding any provision elsewhere to be contrary, the Claims Fiduciaries shall have total discretion to fulfill their fiduciary duties as they see fit on a uniform and consistent basis as they believe a prudent person acting in a like capacity and familiar with such matters would do.

18.02	Claims for Benefits. Claims for benefits under the Plan may be filed with the Plan Administrator on forms supplied by the Employer. For the purpose of this procedure, “claim” means a request for a Plan benefit by a Participant or a Beneficiary of a Participant. If the basis of the claim includes documentation not a part of the records of the Plan or of the Employer, all such documentation must be included with the claim.

18.03

Notice of Denial of Claim. If a claim is wholly or partially denied, the Plan Administrator shall notify the claimant of the denial of the claim within a reasonable period of time. Such notice of denial (i) shall be in writing, (ii) shall be written in a manner calculated to be understood by the claimant, and (iii) shall contain (A) the specific reason or reasons for denial of the claim, (B) a specific reference to the pertinent Plan provisions upon which the denial is based, (C) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and (D) an explanation of the Plan’s claim review procedure. Unless special circumstances require an extension of time for processing the claim, the Plan Administrator shall notify the claimant of the claim denial no later than 90 days after receipt of the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render the final decision.

18.04	Request for Review of Denial of Claim. Within 120 days of the receipt of the claimant of the written notice of the denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances or if the claim has not been granted within a reasonable period of time, the claimant may file a written request with the Retirement Plan Committee to conduct a full and fair review of the denial of the claimant’s claim for benefits. In connection with the claimant’s appeal of the denial of his or her benefit, the claimant may review pertinent documents and may submit issues and comments in writing.

18.05	Decision on Review of Denial of Claim. The Retirement Plan Committee shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days, after the receipt of the claimant’s request for review, except that if there are special circumstances which require an extension of time for processing, the aforesaid 60-day period may be extended to 120 days. Such decision shall (i) be written in a manner calculated to be understood by the claimant, (ii) include specific reasons for the decision, and (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.

ARTICLE XIX

AMENDMENT AND TERMINATION

19.01	Employer May Amend Plan. The Plan may be modified or amended in whole or in part by the action of the Board of Directors of the Employer at any time or times, and retroactively if it is deemed advisable by the Directors to conform the Plan to conditions which must be met to qualify the Plan or the Trust Indenture for tax benefits available under the applicable provisions of the Internal Revenue Code as it exists at any such time or times; provided, however, that no such modifications or amendment shall make it possible for any part of the Trust Fund to be used for purposes other than the exclusive benefit of the Participants or their Beneficiaries.

Notwithstanding the foregoing, no amendment to the Plan shall decrease a Participant’s Accrued Benefit or eliminate an optional form of distribution. Furthermore, no amendment to the Plan shall have the effect of decreasing a

Participant’s vested Accrued Benefit determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

19.02	Employer May Discontinue Plan. The Employer reserves the right at any time to partially terminate the Plan or to terminate the Plan in its entirety. Any such termination or partial termination of such Plan shall become effective immediately upon receipt by the Trustee of a copy of the vote or resolutions of the Directors of the Employer terminating its Plan, certified as true and correct by the clerk or secretary of the Employer.

In the event of termination of the Plan there shall be a 100% vesting and nonforfeitability of all rights and benefits under this Trust and Plan irrespective of the length of participation under the Plan. However, the Trust shall remain in existence, and all of the provisions of the Trust shall remain in force which are necessary in the sole opinion of the Trustees other than the provisions relating to Employer and Employee contributions. All of the assets on hand on the date specified in such resolution shall be held, administered and distributed by the Trustees in the manner provided in the Plan, except that a Participant shall have a 100% vested and nonforfeitable interest in his or her Accounts, subject to Section 19.05.

Subject to Section 19.05, any other remaining assets of the Trust Fund shall also be vested in Participants on a pro rata basis based on their respective Accrued Benefit in relation to the aggregate of the Accrued Benefits of all Participants.

In the event of a partial termination of Plan, this section will only apply to those Participants who are affected by such partial termination of Plan.

In the event that the Board of Directors of the Employer shall decide to terminate completely the Plan and Trust, they shall be terminated as of a date to be specified in certified copies of its resolution to be delivered to the Trustees. Upon termination of the Plan and Trust, after payment of all expenses and proportional adjustment of Participants’ Accounts to reflect such expenses, fund profits or losses and reallocations to the date of termination, each Participant shall be entitled to receive in cash any amounts then credited to his or her Participants’ Accounts.

19.03	Discontinuance of Contributions. In the event that the Employer shall completely discontinue its contributions, each Participant or Beneficiary of a Participant affected shall be fully vested in any values credited to his or her Participant’s accounts.

All of the assets on hand on the date contributions are discontinued shall be held, administered and distributed by the Trustees in the manner provided in the Plan.

19.04

Merger and Consolidation of Plan, Transfer of Plan Assets or Liabilities. In the case of any merger, consolidation with or transfer of assets or liabilities by the Employer to another plan, each Participant in the Plan on the date of the transaction shall have a benefit in the surviving plan (determined as if such plan were terminated immediately after the transaction) at least equal to the benefit to which he or she would have been entitled to receive immediately prior to the transaction if the plan had then terminated.

19.05	Return of Employer Contributions Under Special Circumstances. Notwithstanding any provisions of this Plan to the contrary:

(a)	Any monies or other Plan assets held in Trust by the Trustee attributable to any contributions made to this Plan by the Employer because of a mistake of fact may be returned to the Employer within one year after the date of contribution.

(b)	Any monies or other Plan assets held in Trust by the Trustee attributable to any contribution made by the Employer which is conditional on the initial qualification of the Plan, as amended, under the Internal Revenue Code may be refunded to the Employer; provided that:

(i)	the Plan amendment is submitted to the Internal Revenue Service for qualification within one year from the date the amendment is adopted, and

(ii)	Such contribution that was made conditioned upon Plan requalification is returned to the Employer within one year after the date the Plan’s requalification is denied.

(c)	Any monies or other Plan assets held in Trust by the Trustee attributable to any contribution made by the Employer which is conditional on the deductibility of such contribution may be refunded to the Employer, to the extent the deduction is disallowed under Section 404 of the Code, within one year after the date of such disallowance.

ARTICLE XX

MISCELLANEOUS

20.01

Protection of Employee Interest. No Participant, Beneficiary or other person, including alternate payees entitled to benefits pursuant to a Qualified Domestic Relations Order, shall have the right to assign, pledge, alienate or convey any right, benefit or payment to which he or she shall be entitled in accordance with the provisions of the Plan, and any such attempted assignment, pledge, alienation or conveyance shall be null and void and of no effect. To the extent permitted by law, none of the benefits, payments, proceeds or rights herein created and provided for shall in any way be subject to any debts, contracts or engagements of any Participant, Beneficiary, alternate payee or other person entitled to benefits hereunder, nor to any suits, actions or other judicial process to levy upon or attach the same for the payment thereof. Provided, however, that this provision does not preclude the Plan Administrator from complying with the terms of a Qualified Domestic Relations Order.

If any Participant shall attempt to alienate or assign his or her interest provided by the Plan, the Plan Administrator shall take such steps as it deems necessary to preserve such interest for the benefit of the Participant or his or her Beneficiary.

Notwithstanding anything in this Section or Plan to the contrary, the Plan Administrator (i) shall comply with the terms of any Qualified Domestic Relations Order, as described in Section 414(p) of the Internal Revenue Code entered on or after January 1, 1985, and (ii) shall comply with the terms of any domestic relations order entered before January 1, 1985 if the Administrator is paying benefits pursuant to such order on such date.

20.02	USERRA Compliance. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with the rules and requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“ERISA”) and Section 414(u) of the Code.

20.03	Amendment to Vesting Schedule. No amendment to the Plan vesting schedule shall deprive a Participant of his or her nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, each Participant with at least 3 Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

(i)	60 days after the amendment is adopted;

(ii)	60 days after the amendment becomes effective; or

(iii)	60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

20.04	Meaning of Words Used in Plan. Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine or neuter gender in all cases where they would so apply. Wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

Titles used herein are for general information only and this Plan is not to be construed by reference thereto.

20.05	Plan Does Not Create Nor Modify Employment Rights. The Plan and Trust shall not be construed as creating or modifying any contracts of employment between the Employer and any Participant. All Employees of the Employer shall be subject to discharge to the same extent that they would have been if the Plan and Trust had never been adopted.

20.06	Massachusetts Law Controls. This Plan shall be governed by the laws of the Commonwealth of Massachusetts to the extent that they are not pre-empted by the laws of the United States of America.

20.07	Payments to Come from Trust Fund. All benefits and amounts payable under the Plan or Trust Indenture shall be paid or provided for solely from the Trust Fund, and neither the Employer nor the Retirement Plan Committee assumes any liability or responsibility therefor.

20.08	Receipt and Release for Payments. Any payment to any Participant, his or her legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan and Trust, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee, the Employer and the Insurer, any of whom may require such Participant, legal representative, Beneficiary, guardian, custodian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee, Employer or Insurer.

EXECUTED, this         day of                     , 2005

First Allmerica Financial Life Insurance Company

By:
Name:
Title: